Exhibit 10.7

MULTI-TENANT SPACE LEASE

(“NNN”)

LANDLORD	:	DEERFIELD CAMPBELL LLC,
a California limited liability company

TENANT	:	SIGHT SCIENCES, INC.,
a Delaware corporation

REFERENCE DATE	:	February 5, 2021

SUBJECT PROPERTY	:	4040 Campbell Avenue
Suites 100 and 120
Menlo Park, California (San Mateo County)

TABLE OF CONTENTS

ARTICLE 1. DEFINITIONS

1.1	Commencement Date	1
1.2	Lease Term	1
1.3	Property	1
1.4	Leased Premises	1
1.5	Building	1
1.6	Tenant’s Allocated Share	1
1.7	Prepaid Rent	1
1.8	Security Deposit	2
1.9	Permitted Use	2
1.10	Tenant’s Minimum Liability Insurance Coverage	2
1.11	Additional Definitions	2

ARTICLE 2. DEMISE AND ACCEPTANCE

2.1	Demise of Premises	2
2.2	Term	2
2.3	Delivery and Acceptance of Premises	2
2.4	Tenant Improvements (None)	3
2.5	Early Occupancy	3
2.6	Conditions Precedent to Delivery of the Leased Premises	3

ARTICLE 3. RENT

3.1	Base Monthly Rent	3
3.2	Additional Rent	3
3.3	Place of Payment of Rent and Additional Rent	4
3.4	Late Charge and Interest on Rent in Default	4
3.5	Prepayment of Rent	5
3.6	Security Deposit	5
3.7	No Accord and Satisfaction	6
3.8	Disputed Sums	6

ARTICLE 4. USE OF LEASED PREMISES

4.1	Limitation on Type	6
4.2	Compliance with Laws and Private Restrictions	7
4.3	Insurance Requirements	7
4.4	Signs	7
4.5	Rules and Regulations	7
4.6	Parking	8

i

ARTICLE 5. TRADE FIXTURES AND LEASEHOLD IMPROVEMENTS

5.1	Trade Fixtures	9
5.2	Leasehold Improvements	9
5.3	Alterations Required by Law	10
5.4	Landlord’s Improvements	10
5.5	Liens	10

ARTICLE 6. REPAIR AND MAINTENANCE

6.1	Tenant’s Obligations to Maintain	10
6.2	Landlord’s Obligation to Maintain	11
6.3	Tenant’s Obligation to Reimburse	12
6.4	Common Operating Expenses Defined	13
6.5	Exclusions from Common Operating Expenses	14
6.6	Control of Common Area	15
6.7	Tenant’s Negligence	16
6.8	Capital Improvements	16

ARTICLE 7. WASTE DISPOSAL AND UTILITIES

7.1	Waste Disposal	16
7.2	Utilities	17
7.3	Compliance with Rules, Regulations and Requirement	18
7.4	Standard Tenant Services	18

ARTICLE 8. REAL PROPERTY TAXES

8.1	Real Property Taxes Defined	19
8.2	Tenant’s Obligation to Reimburse	20
8.3	Taxes on Tenant’s Personal Property	20
8.4	Tenant’s Improvements	21

ARTICLE 9. INSURANCE

9.1	Tenant’s Insurance	21
9.2	Release and Waiver of Subrogation	22
9.3	Landlord’s Real Property Insurance	23

ARTICLE 10. LIMITATION ON LANDLORD’S LIABILITY AND INDEMNITY

10.1	Limitation on Landlord’s Liability	23
10.2	Limitation on Tenant’s Recourse	24
10.3	Indemnification of Landlord	24
10.4	Indemnification of Tenant	25
10.5	Consequential Damages	25

ARTICLE 11. DAMAGE TO LEASED PREMISES

11.1	Landlord’s Duty to Restore	25
11.2	Landlord’s Right to Terminate	26
11.3	Tenant’s Right to Terminate	27
11.4	Abatement of Rent	27
11.5	Tenant’s Costs and Insurance Proceeds	28
11.6	Waiver of Statutory Provisions	28

ARTICLE 12. CONDEMNATION

12.1	Taking of Leased Premises	28
12.2	Taking of Common Area	29
12.3	Restoration Following the Taking	29
12.4	Abatement of Rent	29
12.5	Temporary Taking	29
12.6	Division of Condemnation Award	30

ARTICLE 13. DEFAULT AND REMEDIES

13.1	Events of Tenant’s Default	30
13.2	Landlord’s Remedies	31
13.3	Landlord’s Default and Tenant’s Remedies	33
13.4	Waiver	34

ARTICLE 14. ASSIGNMENT AND SUBLEASING

14.1	By Tenant	35
14.2	By Landlord	39

ARTICLE 15. TERMINATION

15.1	Surrender of the Leased Premises	39
15.2	Holding Over	40

ARTICLE 16. LANDLORD’S RIGHT TO ENTER

16.1	Landlord’s Right to Enter	40

ARTICLE 17. MORTGAGES AND TRANSFER

17.1	Subordination	41
17.2	Tenant’s Attornment	42
17.3	Mortgagee Protection	42
17.4	Estoppel Certificates	42
17.5	Financial Statements	43
17.6	Landlord’s Lien Waiver	43

ARTICLE 18. GENERAL PROVISIONS

18.1	Force Majeure	44
18.2	Notices	44
18.3	Fees and Expenses	44
18.4	Corporate Authority	45
18.5	Additional Definitions	45
18.6	Construction of Meaning and Other Miscellaneous Provisions	46
18.7	Quiet Enjoyment	48
18.8	Landlord Representations	48
18.9	Brokerage Commissions	48
18.10	Entire Agreement	48
18.11	Security Measures	49
18.12	Signatures Required/Non-Binding Offer	49
18.13	Acknowledgement of California Civil Code Section 1938 Disclosure	49
18.14	Abandonment	49
18.15	Furniture	50

ARTICLE 19. ENVIRONMENTAL MATTERS

19.1	Tenant’s Covenants Regarding Hazardous Materials	50
19.2	Indemnification of Landlord	51
19.3	Indemnification of Tenant	52
19.4	Prior Written Notice to Landlord & Environmental Protection Agency (“EPA”)	53

ARTICLE 20. ROOF ACCESS

20.1	Roof Access	53

ARTICLE 21. OPTION TO EXTEND LEASE

21.1	Option to Extend Lease Term	55

ARTICLE 22. TENANT’S RIGHT-OF-FIRST-OFFER

22.1	Tenant’s Right-of-First-Offer (“ROFO”) Option	57

SIGNATURE PAGE		59

EXHIBITS

EXHIBIT A	(Site Plan)
EXHIBIT B	(Floor Plan)
EXHIBIT C	(Rules and Regulations)
EXHIBIT D	(Form of Commencement Date/Acceptance Agreement)
EXHIBIT E	(Form of SNDA)
EXHIBIT F	(Furniture Inventory)

MULTI-TENANT SPACE LEASE

THIS MULTI-TENANT SPACE LEASE (the “Lease”), dated as of February 5, 2021 (the “Reference Date”) is made and entered into by and between DEERFIELD CAMPBELL LLC, a California limited liability company (“Landlord”), and SIGHT SCIENCES, INC., a Delaware corporation (“Tenant”), with reference to those matters set forth hereinafter.

ARTICLE 1.

DEFINITIONS

1.1	Commencement Date. The term “Commencement Date” shall mean August 1, 2021.

1.2

Lease Term.    The term “Lease Term” shall mean the term of this Lease, which shall be for a period of thirty-seven (37) full calendar months (plus the partial month, if any, immediately following the Commencement Date), commencing on the Commencement Date and ending at midnight on the last day of the 37th full calendar month thereafter, unless this Lease is sooner terminated according to its terms or by mutual agreement. During the Lease Term, Tenant shall have access to the Premises and Building 24 hours a day, 7 days a week.

1.3

Property.    The term “Property” shall mean that real property commonly described as 4040 Campbell Avenue, First Floor, City of Menlo Park, City, County of San Mateo, State of California, with all improvements now or hereafter located thereon described by the Site Plan attached hereto as Exhibit A, containing a two-story building, the aggregate gross leasable area of which is approximately 41,482 square feet (the “Property Gross Leasable Area”), together with all parking, landscaping, and other areas within the Property.

1.4

Leased Premises.    The term “Leased Premises” and/or “Premises” shall mean those certain premises commonly known as 4040 Campbell Avenue, Suites 100 and 120, Menlo Park, California, as outlined in the Site Plan attached hereto as Exhibit A and as shown by the Floor Plan attached hereto as Exhibit B containing approximately 10,823 square feet of gross leasable area located in the Building, as hereinafter defined (“Tenant’s Gross Leasable Area).

1.5

Building.    The term “Building” shall mean the structure situated on the Property in which the Leased Premises are located containing approximately 41,482 square feet of gross leasable area (the “Building Gross Leasable Area”).

1.6

Tenant’s Allocated Share.    The term “Tenant’s Allocated Share” shall mean the percentage obtained by dividing Tenant’s Gross Leasable Area by the Building Gross Leasable Area which, as of the Reference Date hereof is agreed to be 26.09%.

1.7

Prepaid Rent.    The term “Prepaid Rent” shall mean the sum of Forty Nine Thousand Eight Hundred Fifty Dollars and 02/100 ($49,850.02) representing Base Monthly Rent for the September 2021 month of occupancy ($43,292.00) and Tenant’s Allocated Share of Operating Expenses for August ($6,558.02) after the Commencement Date.

1.8

Security Deposit.    The term “Security Deposit” shall mean the sum of One Hundred Eight Thousand Three Hundred Fifty-Eight Dollars and 44/100 ($108,358.44) which amount is equivalent to last two (2) months’ of Base Monthly Rent and the first two (2) months’ estimated Common Operating Expenses (as defined in section 6.4) as provided for in section 3.6 herein.

1.9	Permitted Use. The term “Permitted Use” shall mean allowing use for general office, administrative, laboratory, research and development, light manufacturing and other related legal uses.

1.10

Tenant’s Minimum Liability Insurance Coverage.    The term “Tenant’s Minimum Liability Insurance Coverage” shall mean single limit coverage in an amount not less than Two Million Dollars ($2,000,000.00) per occurrence, with an annual aggregate amount of not less than Four Million Dollars ($4,000,000.00).

1.11

Additional Definitions.    As used in this Lease or any addendum or amendment thereto, the following terms shall have the meanings set forth in section 18.5 hereinbelow: “Agreed Interest Rate,” “Common Area,” “Effective Date,” “Private Restrictions,” “Lender,” “Law,” “Leasehold Improvements,” and “Trade Fixtures.”

ARTICLE 2.

DEMISE AND ACCEPTANCE

2.1

Demise of Premises.    Landlord hereby leases to Tenant, and Tenant hires and takes from the Landlord, for the Lease Term upon the terms and conditions of this Lease, the Leased Premises together with (i) the non-exclusive right to use the Common Area, (ii) the non-exclusive right to use no more than Tenant’s Allocated Share of parking spaces within the Common Area (subject to the limitations set forth in section 4.6 of this Lease), which pro rata share shall provide Tenant with no fewer than four and 4/10th (4.4) parking spaces in the Common Area per 1,000 square feet of gross leasable area in the Building, and (iii) the non-exclusive right to use the surface of the Common Area for ingress to and egress from the Leased Premises. Tenant’s lease of the Leased Premises shall be subject to (i) all Laws, (ii) all Private Restrictions, easements, and other matters of public record, and (iii) reasonable rules and regulations from time-to-time promulgated by Landlord governing the use of the Common Area. Tenant may use any of the electrical vehicle charging stations.

2.2	Term. The term of this Lease shall be the Lease Term and shall commence upon the Commencement Date and continue for the period set forth in section 1.2 hereinabove.

2.3	Delivery and Acceptance of the Premises. Landlord shall deliver possession of the Leased Premises to Tenant on the Commencement Date with the roof membrane in water-tight condition without leaks and all operating systems and components thereof in good working order and repair, including, but not limited to, heating, ventilation, and air conditioning (“HVAC”), electrical, plumbing, lighting, water and gas (“Landlord’s Work”). Tenant shall have a one hundred and twenty (120) day warranty period to report any malfunctioning items and may submit a punchlist of the same to Landlord, which punchlist items Landlord will correct at Landlord’s sole cost and expense (and not as an Common Operating Expense). Except as expressly set forth in article 2 to the contrary, Tenant shall accept the Leased Premises in their then-existing “As-Is” condition.

2.4	Tenant’s Improvements. None.

2.5	Early Occupancy. Tenant presently occupies the Leased Premises pursuant to a sublease which sublease expires at midnight on July 31, 2021.

2.6

Conditions Precedent to Delivery of the Leased Premises.    Notwithstanding any provision to the contrary in this Lease, Landlord will not be obligated to deliver possession of the Leased Premises to Tenant until Landlord has received from Tenant all of the following items: (a) a copy of this Lease, fully-executed by Tenant; (b) the Security Deposit, and the Prepaid Rent; (c) copies of insurance certificates thereof as required under section 9.1 of this Lease; (d) copies of all governmental permits and authorizations, if any, required in connection with Tenant’s operation of its business within the Leased Premises.

ARTICLE 3.

RENT

3.1	Base Monthly Rent. Commencing on the Commencement Date and continuing throughout the Lease Term, Tenant shall pay to Landlord the Base Monthly Rent determined as follows:

Period	NNN/Monthly Base Rent Rate	Base Monthly Rent
August 1, 2021-August 31, 2021	$0.00	$0.00
September 1, 2021 through August 31, 2022	$4.00	$43,292.00
September 1, 2022 through August 31, 2023	$4.20	$45,456.60
September 1, 2023 through August 31, 2024	$4.40	$47,621.20

3.2

Additional Rent.    Commencing on the Commencement Date and continuing throughout the Lease Term, Tenant shall pay to Landlord (or to Landlord’s designated agent or entity) as Additional Rent, the following:

(1)	subject to the provisions of Lease section 6.3, Tenant’s Allocated Share of Real Property Taxes relating to the Premises as set forth in article 8 of this Lease; and

(2)	subject to the provisions of Lease section 6.3, Tenant’s Allocated Share of Landlord’s Real Property Insurance relating to the Premises, as set forth in section 9.3 of this Lease; and

(3)	Tenant’s Allocated Share of Common Operating Expenses as required by sections 6.3, 6.4, and 1.6 of this Lease; and

(4)	Landlord’s share of the net consideration received by Tenant upon certain assignments and incidents of subletting as required by section 14.1.6 of this Lease; and

(5)

an additional monthly management fee (“Management Fee”) amount equal to four percent (4%) of the Base Monthly Rent as compensation to Landlord for accounting and property management services rendered by Landlord; and

(6)

all charges, costs, expenses and other amounts which Tenant is required to pay hereunder to Landlord, together with all interest, late charges, penalties, costs and expenses including, without limitation, reasonable attorneys’ fees, legal and accounting expenses, collection costs, and court costs, that may accrue thereto or be incurred in the event of Tenant’s Default, refusal or failure to pay such amounts, and all damages, reasonable costs and expenses which Landlord may incur by reason of any Default by Tenant or failure on Tenant’s part to comply with the terms of this Lease. In the event of failure by Tenant to pay such Additional Rent in accordance with the terms hereof, Landlord shall have all the rights and remedies with respect thereto as Landlord has for nonpayment of Base Rent. The term “rent” shall include, without limitation, “Base Monthly Rent” and “Additional Rent.” Landlord estimates that Additional Rent will be $0.61 per rentable square foot per month for 2021.

3.3

Place of Payment of Rent and Additional Rent.    All rent required to be paid in monthly installments shall be paid in advance on the first day of each calendar month during the Lease Term. All rent shall be paid in lawful money of the United States, without any abatement, deduction or offset whatsoever, except as expressly set forth in this Lease, and without any prior demand therefor, to Landlord at such place as Landlord may designate from time-to-time. Landlord shall provide advance written notice to Tenant of any changes in the address for the payment of Rent. Tenant’s obligation to pay rent shall be prorated at the commencement and expiration of the Lease Term. All Base Monthly Rent and Additional Rent hereunder shall be paid to Landlord at the office of Landlord at 3715 Haven Avenue, Suite 210, Menlo Park, California (Attn.: Laura Hesselgren, Property Manager).

3.4

Late Charge and Interest on Rent in Default.    Tenant acknowledges that the late payment by Tenant of any Base Monthly Rent or any Additional Rent will cause Landlord to incur certain costs and expenses not contemplated under this Lease, the exact amount of which are extremely difficult or impractical to fix. Such costs and expenses will include, without limitation, administration and collection costs and processing and accounting expenses. Therefore, if any such rent is not received by Landlord from Tenant within 10 days after the same becomes due, Tenant shall immediately pay to Landlord a late charge equal to tenpercent (10%) of such delinquent rent (“Late Charge”); provided, however, that no fee or other charge shall be imposed for the first late payment in any twelve (12) month period and Landlord will not assess a Late Charge so long as Tenant pays the delinquent amount to Landlord within five (5) days after written notice or delinquency of the late payment is delivered by Landlord to Tenant. Landlord and Tenant agree that this late charge represents a reasonable estimate of such costs and expenses and is fair compensation to Landlord for its loss suffered by Tenant’s failure to make timely payment. In no event shall this provision for a late charge be deemed to grant to Tenant a grace period or extension of time within which to pay any rental installment, nor shall this provision prevent Landlord from exercising any right or remedy available to Landlord upon Tenant’s failure to pay each rental installment due under this Lease in a timely fashion. If any rental installment should become delinquent for a period in excess of 30 days then, in addition to such late charge, Tenant shall pay to Landlord interest on any rent that is not paid when due at the Agreed Interest Rate from the 30th day following the date such amount became due, until paid.

3.5

Prepayment of Rent.    Tenant has paid to Landlord the amount set forth in section 1.7 of this Lease concurrently with its execution of this Lease as prepayment of rent for credit against the second installment(s) of Base Monthly Rent due hereunder.

3.6

Security Deposit.    Tenant has deposited with Landlord the amount set forth in Section 1.8 concurrently with its execution of the Lease (the “Security Deposit”) as security for the performance by Tenant of the terms of this Lease to be performed by Tenant, and not as prepayment of rent. Landlord may apply such portion or portions of the Security Deposit as are reasonably necessary for the following purposes: (i) to remedy Tenant’s Default (as defined in Article 13 below) in the payment of any Rent; (ii) to repair damage to the Leased Premises caused by Tenant; (iii) intentionally deleted; (iv) to reimburse Landlord for the payment of any amount which Landlord may reasonably spend or be required to spend by reason of Tenant’s Default; or (v) to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant’s Default, including without limitation, those damages provided for in California Civil Code, Section 1951.2, and any successor statutes providing for damages in the event of the termination of a lease due to a default by the tenant thereunder, and those damages provided by other provisions of applicable law now or hereafter in force or provided for in equity. In the event the Security Deposit or any portion thereof is so used, Tenant agrees to pay to Landlord, within ten (10) days of receipt of written demand, an amount in cash sufficient to restore the Security Deposit to the full original sum. Landlord shall not be deemed a trustee of the Security Deposit. Landlord may use the Security Deposit in Landlord’s ordinary business and shall not be required to segregate it from its general accounts. Tenant shall not be entitled to any interest on the Security Deposit. If Landlord transfers the Leased Premises during the Lease Term, Landlord shall pay the Security Deposit to any subsequent owner in conformity with the provisions of Section 1950.7 of the California Civil Code and/or any successor statute, in which event the transferring

Landlord will be released from all liability for the return of the Security Deposit. As a material part of the consideration given by Tenant to Landlord to induce Landlord to enter into this Lease, Tenant waives the provisions of California Civil Code, Section 1950.7, and all other provisions of law now in force or that become in force after the Reference Date, that provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Tenant, or to clean the Leased Premises. Landlord and Tenant agree that Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any other foreseeable or unforeseeable loss or damage caused by the acts or omissions of Tenant or Tenant’s officers, agents, employees, independent contractors or invitees. Should Tenant faithfully and fully comply with all of the terms, covenants, and conditions of this Lease, within thirty (30) days following the expiration of the Term, the Security Deposit shall be returned to Tenant or, at the option of Landlord, to the last assignee of Tenant’s interest in this Lease.

3.7

No Accord and Satisfaction.    No payment by Tenant or receipt by Landlord of a lesser amount than the rent herein provided shall be deemed to be other than on account of the earliest rent due and payable hereunder, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction (except upon Landlord’s written consent), and Landlord may accept any such check or payment without prejudice to Landlord’s right to recover the balance of such rent or pursue any other remedy provided in this Lease.

3.8

Disputed Sums.    Under the terms of this Lease, numerous charges are and may be due from Tenant to Landlord including, without limitation, Base Monthly Rent, Common Operating Expenses and other items of a similar nature, including Additional Rent and advances made by Landlord in respect of Tenant’s Default at Landlord’s option. In the event that, at any time during the term of this Lease, there is a bona fide dispute between the parties as to the amount due for any of such charges claimed by Landlord to be due, the amount demanded by Landlord shall be paid by Tenant and held by Landlord in trust in an account separate from Landlord’s general funds until the resolution of the dispute between the parties or by litigation.

ARTICLE 4.

USE OF LEASED PREMISES

4.1

Limitation on Type.    Tenant shall use the Leased Premises solely for the Permitted Use (as described in section 1.9 of this Lease) and for no other use unless Tenant shall have first obtained Landlord’s prior written consent. Tenant shall not do, nor permit anything to be done, in or about the Leased Premises which might unreasonably interfere with the rights of other tenants of Landlord to use the Property or cause structural injury to the Leased Premises or the Building. Tenant shall not commit, nor permit to be committed, any waste in or about the Leased Premises; and Tenant shall keep the Leased Premises in a clean, attractive and wholesome condition, free of any reasonably objectionable noises, odors, dust or nuisances.

4.2

Compliance with Laws and Private Restrictions.    Tenant shall not use or permit any person to use the Leased Premises in any manner which violates any Laws or Private Restrictions. Tenant shall abide by and promptly observe and comply with all Laws and Private Restrictions and shall indemnify and hold Landlord harmless from any liability resulting from Tenant’s failure to do so. Tenant shall not, however, be required to comply with any Laws or Private Restrictions requiring Tenant to make structural changes or capital improvements to the Leased Premises, or any changes or improvements required by Title 24 or the American With Disabilities Act unless necessitated, in whole or in part, by Tenant’s particular use or occupancy of, or business conducted in, the Leased Premises, or as otherwise provided in section 5.3 hereinafter.

4.3

Insurance Requirements.    Tenant shall not use, nor permit any person to use, the Leased Premises in any manner which will cause the existing rate of insurance upon the Building or any of its contents to be increased or cause a cancellation of any insurance policy covering the Building. Tenant shall not sell, nor permit to be kept, used, or sold in or about the Leased Premises any article which may be prohibited by the standard form of fire insurance policy. Tenant shall comply with all requirements of any insurance company, insurance underwriter, or Board of Fire Underwriters which are necessary to maintain, at standard rates, the insurance coverage carried by either Landlord or Tenant pursuant to this Lease.

4.4

Signs.    Tenant shall not place on any portion of the Leased Premises, the Building nor the Property any sign, placard, lettering in or on windows, banner, displays or other advertising or communicative material which is visible from the exterior of the Building without the prior written approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. All such approved signs shall conform to all Laws, Private Restrictions and Landlord’s sign criteria, if any, and shall be installed at the expense of Tenant. If Landlord so elects, Tenant shall, at the expiration or sooner termination of this Lease, remove all signs installed and repair any damage caused by such removal. Tenant shall at all times maintain such signs in good condition and repair. Tenant shall have the right to install its pro rata space of monument signage, lobby and door signage in compliance with the provisions of this section 4.4. which signage is hereby pre-approved subject to compliance with Laws.

4.5

Rules and Regulations.    Landlord may, from time-to-time, promulgate reasonable and non-discriminatory rules and regulations applicable to all occupants of the Property for the care and orderly management of the Property and the safety of its tenants and invitees, provided that the rules and regulations shall not be changed or revised or enforced in any unreasonable or discriminatory manner by Landlord, nor enforced or changed by Landlord in such a manner as to interfere with the terms and conditions and/or purposes permitted under this Lease. Such rules and regulations shall be binding upon Tenant upon delivery of a copy thereof to Tenant, and Tenant agrees to abide by such rules and regulations. The most current rules and regulations are set forth on Exhibit C, attached hereto and incorporated herein. Tenant shall not, however, be required to comply with any rules or regulations requiring Tenant to make structural changes or capital improvements to the Leased Premises except to the extent caused by Tenant’s particular use or occupancy of, or business conducted in, the Leased Premises. If there is a conflict between the rules and regulations and any of the provisions of this Lease, the provisions of this Lease shall prevail. Landlord shall not be responsible for the violation by any other tenant of the Property of any such rules and regulations, but shall use commercially reasonable efforts to ensure such other tenants’ compliance with such rules and regulations, which efforts shall not include the filing of a lawsuit against any other tenant.

4.6

Parking.    At no additional cost to Tenant during the Term (as it may be extended), Tenant is allocated and shall have the nonexclusive right to use not more than Tenant’s Allocated Share of parking spaces contained within the Property described in section 2.1 of this Lease for its use and the use of its employees and invitees, the location of which may be designated from time-to-time by Landlord. Tenant shall not at any time use nor permit its employees, invitees or customers to use more parking spaces than the number so allocated to Tenant. Tenant shall not have the exclusive right to use any specific parking space. Landlord reserves the right, after having given Tenant reasonable notice, to have any vehicles owned by Tenant or its employees or invitees utilizing parking spaces in excess of the parking spaces allowed for Tenant’s use to be towed away at Tenant’s cost. Landlord reserves the right to assign parking spaces to Tenant. All trucks and delivery vehicles shall be:

(i)	parked at the rear of the Building;

(ii)	loaded and unloaded in a manner which does not interfere with the businesses of other occupants of the Property; and

(iii)	permitted to remain on the Property only so long as is reasonably necessary to complete loading and unloading.

Landlord may, upon advance written notice to Tenant, grant to any other tenant the exclusive right to use any particular parking space(s), excluding those spaces assigned to Tenant; and, as a result thereof, neither Tenant nor its employees or invitees shall use such spaces; provided, however, that Landlord shall grant to Tenant the same number of spaces taken from Tenant, if any, elsewhere on the Property and Tenant shall always be permitted to use any electrical vehicle charging stations. Tenant shall not at any time park or permit the parking of its vehicles or the vehicles of others adjacent to loading areas so as to interfere in any way with the use of such loading areas, nor shall Tenant at any time park or permit the parking of its vehicles or the vehicles of others on any portion of the Property not designated by Landlord as a parking area. In the event Landlord elects or is required by any Law to limit or control parking in the Property, whether by validation of parking tickets or any other method of assessment, Tenant agrees to participate in such validation or assessment program under such reasonable rules and regulations as are from time-to-time established by Landlord, but at no cost to Tenant.

Landlord reserves that right, after having given Tenant reasonable prior notice, to have any vehicles owned or operated by Tenant’s employees or invitees utilizing parking spaces in excess of the parking spaces allowed for Tenant’s use to be towed away at Tenant’s cost.

ARTICLE 5.

TRADE FIXTURES AND LEASEHOLD IMPROVEMENTS

5.1

Trade Fixtures.    Throughout the Lease Term, Tenant shall provide, install, and maintain in good condition all Trade Fixtures required in the conduct of its business in the Leased Premises. All Trade Fixtures shall remain Tenant’s property.

5.2

Leasehold Improvements.    Tenant shall not construct any Leasehold Improvements or otherwise alter the Leased Premises without Landlord’s prior approval, if the cost thereof exceeds five thousand dollars ($5,000) per work of improvement, and not until Landlord shall have first approved the plans and specifications therefore, which approvals shall not be unreasonably withheld, conditioned or delayed. In no event shall Tenant make any alterations to the Lease Premises which could affect the structural integrity or the design of the Building without Landlord’s prior written consent. All Leasehold Improvements constructed by Tenant shall be constructed by Tenant at Tenant’s expense, using a licensed contractor first reasonably approved by Landlord in substantial compliance with the approved plans and specifications therefor. All construction done by Tenant shall be done in accordance with all Laws and in a good and workmanlike manner using new materials of good quality. Tenant shall not commence construction of any Leasehold Improvements until:

(i)	all required governmental approvals and permits shall have been obtained;

(ii)	all requirements regarding insurance imposed by this Lease have been satisfied;

(iii)	Tenant shall have given Landlord at least five days’ prior written notice of its intention to commence such construction;

(iv)	Tenant shall have notified Landlord by telephone of the commencement of construction on the day it commences; and

(v)

if reasonably requested by Landlord, Tenant or its contractor shall have obtained contingent liability and broad form builders risk insurance in an amount reasonably satisfactory to Landlord if there are any perils relating to the proposed construction not covered by the insurance carried pursuant to article 9 of this Lease.

All Leasehold Improvements shall remain the property of Tenant during the Lease Term but shall not be damaged, altered, or removed by Tenant from the Leased Premises. At the expiration or sooner termination of the Lease Term, all Leasehold Improvements shall be surrendered to Landlord as a part of the realty and shall then become Landlord’s property, and Landlord shall have no obligation to reimburse Tenant for all or any portion of the value or cost thereof; provided, however, that if Landlord shall require Tenant to remove any Leasehold Improvements in accordance with the provisions of section 15.1 of this Lease, then Tenant shall so remove such Leasehold Improvements prior to the expiration of the Lease Term. Landlord shall not have the right to require Tenant to remove any Leasehold Improvements or Alterations at the end of the Lease Term unless Landlord specifically reserved such right at the time it approved the installation of such Tenant Improvement or Alteration by written notice (“Removal Notice”).

5.3

Alterations Required by Law.    Subject to Landlord’s obligations set forth in section 2.3 above, and subject to the provisions of section 4.2 above, Tenant shall make any alteration, addition or change of any sort, whether structural or otherwise, to the Leased Premises which is required by any Law because of:

(i)	Tenant’s particular use or change of use of the Leased Premises;

(ii)	Tenant’s application for any permit or governmental approval; or

(iii)	Tenant’s construction or installation of any Leasehold Improvements or Trade Fixtures (which for clarity, excludes Landlord’s Work).

5.4

Landlord’s Improvements.    All fixtures, improvements or equipment which are installed, constructed on, or attached to the Property by Landlord at its expense shall become a part of the realty and belong to Landlord.

5.5

Liens.    Tenant shall keep the Leased Premises and the Property free from any liens and shall pay when due all bills arising out of any work performed, materials furnished, or obligations incurred by Tenant, its agents, employees or contractors relating to the Leased Premises. If any claim or lien is recorded, Tenant shall bond against or discharge the same within 15 days after Tenant has received written Notice that the same has been recorded against the Leased Premises and/or the Property.

ARTICLE 6.

REPAIR AND MAINTENANCE

6.1

Tenant’s Obligations to Maintain.    Except as otherwise provided in section 6.2 below and in article 11 of this Lease regarding the restoration of damage caused by fire and other perils, Tenant shall, at all times during the Lease Term, reasonably clean, keep, and maintain in good order, ordinary wear and tear, acts of God, casualty and condemnation excepted, through regular inspections and servicing, including, but not limited to:

(i)	all plumbing and sewage fixtures (including all sinks, toilets, faucets and drains) exclusively serving the Leased Premises;

(ii)	all fixtures, interior walls, floors, carpets and ceilings;

(iii)	all windows, doors, entrances, plate glass, showcases, including cleaning both interior and exterior surfaces; and

(iv)	all electrical facilities and all equipment including all lighting fixtures, lamps, bulbs and tubes.

With respect to utility facilities serving the Leased Premises (including electrical wiring and conduits, gas lines, water pipes, and plumbing and sewage fixtures and pipes), Tenant shall be responsible for the maintenance and repair of any such facilities which serve only the Leased Premises. Tenant shall replace any damaged or broken glass in the Leased Premises (including all interior and exterior doors, windows, and showcases) with glass of like kind, size and quality. Tenant shall repair any damage to the Leased Premises (including exterior doors and windows) caused by vandalism and unauthorized entry. All repairs and replacements required of Tenant shall be promptly made with new materials of like kind and quality. If the work affects the structural parts of the Building or if the estimated cost of any item of repair or replacement is in excess of five thousand dollars ($5,000), then Tenant shall first obtain Landlord’s written approval of the scope of work, plans therefor, materials to be used, and the contractor, which approval shall not be unreasonably withheld, conditioned or delayed. Neither Tenant, nor its agents, employees, guests, or contractors shall make any penetration(s) of the roof membrane over the Premises and Building without Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed; and any such approved penetration(s) shall be made only by a licensed contractor approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed.

6.2

Landlord’s Obligation to Maintain.    Except to the extent either or both Tenant’s responsibility under this Lease, or the responsibility of one or more third parties, Landlord shall maintain, repair and, as necessary, replace, all aspects of Property, including, without limitation:

(i)	the roof membrane, roof covering and the structural portions of the roof;

(ii)	the foundation of the Building;

(iii)	exterior walls of the Building (subject to section 6.1. of this Lease) so that they are kept in good order and repair, reasonable wear and tear excepted;

(iv)	the Common Areas;

(v)	any damages to the Premises caused by the negligence or willful misconduct of Landlord, Landlord’s agents, employees or contractors;

(vi)	the structural portions of the Building; and

(vii)	HVAC, electrical, water, sewer, elevator and plumbing systems serving the Premises and the Building; and

(viii)	janitorial services to the Leased Premises.

Landlord shall not be responsible for repairs required by any accident, fire or other peril except as otherwise required by article 11 or, subject to the provisions of section 9.2, for the cost of damage caused to any part of the Property by any act, negligence or omission on the part of Tenant or its agents, contractors, or employees or invitees. Landlord may engage contractors of its choice to perform the obligations required of it by this article, and the necessity of any expenditure to perform such obligations shall be at the reasonable discretion of Landlord. It is an express condition precedent to all obligations of Landlord to repair and maintain the Premises that Landlord shall have received written notice of the need for such repairs or maintenance, after which Landlord shall be given a reasonable opportunity to do same.

6.3

Tenant’s Obligation to Reimburse.    As Additional Rent, Tenant shall pay Tenant’s Allocated Share of all Common Operating Expenses (as that term is defined, below). Tenant shall make such payment in monthly installments due in advance with the installments of Base Monthly Rent on the first day of each calendar month of each calendar year, or part thereof, during the Lease Term (a “Lease Year”) in an amount equal, at Landlord’s election, to either (i) Tenant’s share of the actual Common Operating Expenses incurred or paid by Landlord but not theretofore billed to Tenant, as invoiced by Landlord, or (ii) one-twelfth (1/12) of Landlord’s reasonable estimate of Tenant’s share of the Common Operating Expenses for the current Lease Year. Within 90 days after the end of each Lease Year, Landlord shall furnish to Tenant a statement in reasonable detail of the actual Common Operating Expenses paid or incurred by Landlord in accordance with this article during the just ending Lease Year, and thereupon there shall be an adjustment between Landlord and Tenant, with payment to or repayment by Landlord, as the case may require, within 30 days after receipt of delivery by Landlord to Tenant of said statement, to the end that Landlord shall receive the entire amount of Tenant’s share of all Common Operating Expenses for such Lease Year and no more.

Tenant shall have the right, exercisable upon reasonable prior notice to Landlord in writing, to audit Landlord’s books and records at Landlord’s office relating to Common Operating Expenses within 90 days of receipt of any statement for the same, for the purpose of verifying the charges contained in such statement. Tenant may not withhold payment of such bill pending completion of such audit. If such audit reveals overpayment in excess of five percent (5%), then Landlord is to reimburse Tenant for its costs of inspection.

6.4	Common Operating Expenses Defined. The term “Common Operating Expenses” shall mean the sum of the following:

6.4.1	All costs and expenses paid or incurred by Landlord in doing the following (including payments to independent contractors providing services related to the performance of the following):

(i)	maintaining, cleaning, repairing and resurfacing the roof membrane and roof covering (including repair of leaks) and the exterior surfaces (including painting) of the Building;

(ii)	maintaining and repairing the structural parts (including roof, foundation, floor slab, and load bearing walls) of the Building;

(iii)

maintaining the liability, fire and property damage insurance covering the Property carried by Landlord pursuant to section 9.3 of this Lease (including the payment of a deductible of up to $1,000 per occurrence, and the pre-payment of premiums for coverage of up to one year);

(iv)	maintaining, repairing, operating, and replacing when necessary HVAC equipment, utility facilities, and other Building service equipment;

(v)	providing utilities to the Common Area (including trash removal and water for landscaping irrigation);

(vi)	complying with all applicable Laws and Private Restrictions;

(vii)	operating, maintaining, repairing, cleaning, painting, re-striping, and resurfacing of the parking lot, driveway(s), sidewalks, curb, and gutters in the Common Area;

(viii)	replacing or installing exterior lighting fixtures, directional or other signs and signals, irrigation systems and all landscaping in the Common Area;

(ix)	providing janitorial services to the Building, excluding the Premises; and

(x)	paying to the San Mateo County Assessor’s Office Tenant’s Allocated Share of Real Property Taxes (as defined in section 8.1, hereinafter).

6.4.2

All additional costs and expenses incurred by Landlord with respect to the operation, protection, maintenance, repair and replacement of the Common Areas which, under generally accepted accounting principles (GAAP) would be considered a deductible business expense for federal income tax purposes; and

6.4.3

That portion of all compensation (including benefits and premiums for workers’ compensation and other insurance) paid to or on behalf of employees of Landlord up to the level of property manager or equivalent to the extent involved in the performance of the work described by sections 6.4.1 and 6.4.2 of this Lease, that is fairly allocable to the Property.

Notwithstanding anything hereinabove to the contrary, Common Operating Expenses other than 6.4.1(iii) and 6.4.1 (x), shall be limited by the standard set forth in section 6.4.2 of this Lease.

6.5

Exclusions from Common Operating Expenses.    Notwithstanding the provisions of section 6.4 of this Lease, the Common Operating Expenses shall not include those costs and expenses incurred as a result of the following:

(a)	expenses paid by any tenants of Landlord directly to third parties, or as to which Landlord is otherwise reimbursed by any third party other than Tenant;

(b)	Landlord’s Federal or State Income, Franchise, Franchise, Inheritance, Transfer or State Taxes;

(c)

costs incurred by Landlord for the repair of damage to the Building, to the extent Landlord is reimbursed by insurance or condemnation proceeds or by tenants, warrantors or other third persons or would have been reimbursed by insurance that Landlord is required to carry pursuant to the terms of the Lease;

(d)	depreciation, amortization and interest payments, except as specifically provided herein;

(e)	brokerage commissions, finder’s fees, attorney’s fees, space planning costs and other costs incurred by Landlord in leasing or attempting to lease space in the Building;

(f)	interest, principal, points and fees on debt or amortization of any mortgage, deed of trust or other indebtedness encumbering the Building or the Property;

(g)	any ground lease rental;

(h)

costs (including permit, license and inspection costs) incurred with respect to the installation of tenant improvements for tenants in the Building or incurred in renovating or otherwise improving, decorating, painting, or redecorating space for tenants or other occupants of the Building, including space planning and interior design costs and fees;

(i)	attorneys’ fees and other costs and expenses incurred in connection with negotiations or disputes involving present or prospective tenants or other occupants of the Building;

(j)	except for the administrative/management fees described in section 3.2(5) of this Lease, costs of Landlord’s general corporate overhead;

(k)	costs arising from Landlord’s charitable or political contributions;

(l)

costs occasioned by the act, omission, or violation of any Law by Landlord, any other occupant of the property or their respective agents, employees or contractors, or violation of any term or condition of any lease or contract;

(m)	costs to correct any construction defect in the Property or to comply with any Private Restriction, underwriter’s requirement or Law applicable to the Property on the Commencement Date;

(n)	increases in insurance costs caused by the activities of another occupant of the Property, and co-insurance payments;

(o)	costs incurred in connection with the presence of any Hazardous Material (as defined below), except to the extent caused by Tenant’s release or emission of the Hazardous Material in question;

(p)	expense reserves; and

(q)	any amount payable by Landlord by way of indemnity or for damages or which constitutes a fine or penalty, including interest or penalties for late payment of taxes, utility bills or other such costs.

6.6

Control of Common Area.    Landlord shall maintain the Common Area in first class condition. Landlord shall at all times have exclusive control of the Common Area. Landlord may at any time temporarily close any part of the Common Area and exclude anyone from any part thereof, except the bona fide employees and invitees of Tenant and other occupants of the Property who have the non-exclusive right to use the surface of the Common Area. Landlord may, from time-to-time, change the configuration or location of the Common Area or construct additional improvements on the Property. Landlord may, at any time, without the same constituting an actual or constructive eviction and without incurring any liability to Tenant therefor:

(i)

change the arrangement and/or location of entrances or passageways, doors and doorways, corridors, elevators, escalators, stairs, restrooms, parking areas, driveways, or other Common Areas of the Building; and

(ii)	change the name and address of the Building.

In exercising any such rights regarding the Common Area, Landlord shall make a reasonable effort to minimize any disruption to Tenant’s business or its access to or use of the Premises and parking areas.

6.7

Tenant’s Negligence.    Anything in this article to the contrary notwithstanding, Tenant shall pay for all damage to the Leased Premises or the Property caused by the negligent act or omission of Tenant, its employees, contractors or invitees, or by the failure of Tenant to promptly discharge its obligations under this Lease or comply with the terms of this Lease, but only to the extent that the parties hereto have not waived claims for the same under section 9.3. Tenant shall make payment therefore on damages incurred by Landlord.

6.8

Capital Improvements.    Cost which would, under generally accepted accounting principles, be deemed capital costs or capital expenditures may be included in the definition of Common Operating Expenses only to the extent that such cost: (i) relates to an expenditure which is required to comply with changes in Laws which occur after the Commencement Date; (ii) relates to an expenditure which is incurred based upon a reasonable forecast that such expenditure will reduce in future years another cost which would be deemed an Common Operating Expense, or (iii) as required to operate the Property at the same quality levels as prior to the repair or replacement.

6.8.1

Any permitted capital costs shall be amortized over the useful life of the improvement as reasonably determined by Landlord with interest on the unamortized balance at the then prevailing market rate Landlord would pay if it borrowed funds for the capital cost from an institutional lender, and Landlord shall inform Tenant of the monthly amortization payment required to so amortize such costs, and shall also provide Tenant with the information upon which such determination is made.

6.8.2

As a form of Additional Rent, Tenant shall pay Tenant’s Allocated Share of such amortization payment for each month after such cost is incurred until the first to occur of (i) the expiration of the Lease Term or (ii) the end of the term over which such costs were amortized, which amount shall be due at the same time the Base Monthly Rent is due.

ARTICLE 7.

WASTE DISPOSAL, UTILITIES & SERVICES

7.1

Waste Disposal.    Tenant shall store its waste either inside the Leased Premises or within outside trash enclosures that are (i) fully fenced and screened in compliance with all Private Restrictions designed for such purpose to be used either exclusively by Tenant or in common with other occupants of the Property, as designated by Landlord, and (ii) first approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed and which such trash enclosures are provided by Landlord at no additional cost to Tenant. All entrances to such outside trash enclosures shall be kept closed, and waste shall be stored in such manner as not to be visible from the exterior of such outside enclosures. Landlord shall cause all of Tenant’s waste to be regularly removed from the Property. Tenant shall keep all fire corridors and mechanical equipment rooms in the Leased Premises free and clear of all obstructions at all times. Such waste containers provided by Landlord shall include proper containers for paper and cardboard recycling.

7.2

Utilities.    Tenant shall promptly pay, as the same becomes due, all charges for water, gas, electricity, telephone, sewer service, and any other utilities, materials or services furnished directly to or used by Tenant on or about the Leased Premises during the Lease Term, including, without limitation, all hookup and installation costs, fees and expenses of any such utilities (including the monthly energy charges for the use of Server Room HVACs). If any utility service is not separately metered to the Leased Premises, then Tenant shall pay its pro-rata share of the actual cost of such utility service with all others served by the service not separately metered so long as Landlord bills any other tenants using a disproportionate amount of any utility service for their excess usage. However, if Landlord reasonably determines that Tenant is using a disproportionate amount of any utility service not separately metered, then Landlord, at its election, may periodically charge Tenant, as Additional Rent, a sum equal to Landlord’s reasonable estimate of the cost of Tenant’s excess use of such utility service. In the event of any stoppage or interruption of services or utilities to the Leased Premises, Landlord shall diligently attempt to resume such services or utilities as promptly as practicable. Tenant shall have the right to audit all charges from Landlord pursuant to section 7.2 hereof (including the subsections thereof).

7.2.1

Overstandard Tenant Use.    Tenant shall not, without Landlord’s prior written consent, use heat-generating machines, machines other than normal fractional horsepower office machines, or equipment or lighting other than Building standard lights in the Premises, which may affect the temperature otherwise maintained by the air conditioning system or increase the water normally furnished for the Premises by Landlord pursuant to the terms of Section 7.4 of this Lease. If such consent is given, Landlord shall have the right to install supplementary air conditioning units or other facilities in the Premises, including supplementary or additional metering devices, and the cost thereof, including the reasonable cost of installation, operation and maintenance, increased wear and tear on existing equipment and other similar charges, shall be paid by Tenant to Landlord upon billing by Landlord. If Tenant uses water or heat or air conditioning in excess of that supplied by Landlord pursuant to Section 7.4 of this Lease, Tenant shall pay to Landlord, within 30 days after billing and as Additional Rent, the cost of such excess consumption, the reasonable cost of the installation, operation, and maintenance of equipment which is installed in order to supply such excess consumption, and the cost of the increased wear and tear on existing equipment caused by such excess consumption; and Landlord may install devices to separately meter any increased use, and in such event Tenant shall pay, as Additional Rent, the increased cost directly to Landlord, within 30 days after demand, including the cost of such additional metering devices. If Tenant desires to use heat, ventilation or air conditioning during hours other than those for which Landlord is obligated to supply such utilities pursuant to the terms of Section 7.4 of this Lease, (i) Tenant shall give Landlord such prior notice, as Landlord shall from time to time establish as appropriate, of Tenant’s desired use, (ii) Landlord shall supply such heat, ventilation or air conditioning to Tenant at such reasonable hourly cost to Tenant as Landlord shall from time to time establish, and (iii) Tenant shall pay such cost within 30 days after billing, as Additional Rent.

7.2.2

Interruption of Use.    Notwithstanding the foregoing to the contrary, Tenant shall be entitled to rent abatement if Tenant is unable to access or occupy all or a portion of the Leased Premises for a period longer than five consecutive days after Landlord’s receipt of written notice of the abatement event (the “Eligibility Period”), with the following provisos: (i) that Tenant’s inability to occupy all or any portion of the Leased Premises is not caused by Tenant’s negligent or willful misconduct, (ii) that Tenant’s inability to occupy all or a portion of the Leased Premises is caused by the negligence or willful misconduct of Landlord, Landlord’s agents, employees, or contractors, and (iii) that Tenant has caused to be delivered, and Landlord has received, written notice from Tenant informing Landlord that Tenant is unable to occupy the Leased Premises, and that this inability constitutes an identified abatement event, having been so identified in Tenant’s written notice to Landlord. In this event, commencing forthwith upon expiration of the Eligibility Period, the rent payable under this Lease shall be proportionately abated or reduced for such time as Tenant continues to be prevented from using, and does not use, all or a portion of the Premises.

7.3

Compliance with Rules, Regulations and Requirements.    Landlord shall comply with all Laws concerning the use of utility services, including any rationing, limitation or other control. Tenant shall not be entitled to terminate this Lease nor to any abatement in rent by reason of such compliance, unless such compliance would render the Premises unusable by Tenant for a period of thirty (30) days or longer. Furthermore, Landlord shall be entitled to cooperate voluntarily in a reasonable manner with the efforts of all governmental agencies or utility suppliers in reducing energy or other resources consumption provided the same does not materially impair Tenant’s ability to run its business on the Premises. Tenant agrees at all times to use commercially reasonable good faith efforts to cooperate with Landlord and to abide by all rules and regulations and requirements which Landlord may reasonably prescribe in order to maximize the efficient operation of the HVAC system and all other utility systems. Following notice by Landlord, Tenant also agrees to reasonably keep and cause to be kept closed all window coverings when reasonably necessary because of the sun’s position.

7.4

Standard Tenant Services.    Landlord shall provide the following services on all days during the Lease Term, unless otherwise stated below. Tenant has the right to request any or all of the following services outside of Tenant’s normal business hours, and Landlord shall provide the same after receipt of Tenant’s written request therefor. The cost for these additional services will, in no event, exceed Landlord’s actual costs therefor, and overtime HVAC costs are billed at $31.50 per hour, per suite. Tenant shall pay any overtime charges within 30 days after billing therefor.

7.4.1	Subject to reasonable changes implemented by Landlord, and to all Laws applicable thereto, Landlord shall provide heating and air conditioning when necessary for normal comfort for normal office use in the Premises, from Monday through Friday, during the period from 8:00 a.m. to 5:30 p.m., except for the date of observation of New Year’s Day, Presidents’ Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, and Christmas Day (collectively, the “Holidays”).

7.4.2

Landlord shall provide adequate electrical wiring and facilities and power for normal office use and for Building standard lighting as reasonably determined by Landlord. Landlord shall designate the electricity utility provider from time to time.

7.4.3

As part of Operating Expenses or Utilities Costs (as determined by Landlord), Landlord shall replace lamps, starters and ballasts for Building standard lighting fixtures on or about the Premises. Tenant shall bear the cost of replacement of lamps, starters and ballasts for non-Building standard lighting fixtures installed by Tenant within the Premises.

7.4.4	Landlord shall provide city water from the regular Building outlets for drinking, lavatory and toilet purposes.

7.4.5

Landlord shall provide janitorial services five (5) days per week, except the date of observation of the Holidays, in and about the Premises and window washing services in a manner consistent with other comparable buildings in the vicinity of the Property.

7.4.6	Landlord shall provide nonexclusive automatic passenger elevator service at all times and shall provide prompt and immediate repair services to prevent any disruption in use by Building tenants.

ARTICLE 8.

REAL PROPERTY TAXES

8.1	Real Property Taxes Defined. The term “Real Property Taxes” as used herein shall mean:

(i)

all taxes, assessments, levies, and other charges of any kind or nature whatsoever, general and special, foreseen and unforeseen (including all installments or principal and interest required to pay any general or special assessments for public improvements and any increases resulting from reassessments caused by any change in ownership), or hereafter imposed by any governmental or quasi-governmental authority or special district having the direct or indirect power to tax or levy assessments, which are levied or assessed against, or with respect to the value, occupancy or use of, all or any portion of the Property (as now constructed or as may at any time hereafter be constructed, altered, or otherwise changed) or Landlord’s interest therein; the fixtures, equipment and other property of Landlord, real or personal, that are an integral part of and located on the Property; or the use of parking areas, public utilities, or energy within the Property;

(ii)	all charges, levies or fees imposed by reason of environmental regulation or other governmental control of the Property; and

(iii)

all reasonable costs and fees (including reasonable attorneys’ fees) incurred by Landlord in contesting any Real Property Tax and in negotiating with public authorities as to any Real Property Tax, provided that the same are allocated solely to the tax years at issue.

If at any time during the Lease Term, the taxation or assessment of the Property prevailing as of the Effective Date shall be altered so that in lieu of or in addition to any Real Property Tax described above there shall be levied, assessed or imposed (whether by reason of a change in the method of taxation or assessment, creation of a new tax or charge, or any other cause) an alternate or additional tax or charge on the value, use or occupancy of the Property of Landlord’s interest therein then any such tax or charge, however designated, shall be included within the meaning of the term Real Property Taxes for purposes of this Lease. If any Real Property Tax is based upon property or rents unrelated to the Property, then only that part of such Real Property Tax that is fairly allocable to the Property shall be included within the meaning of the term Real Property Taxes. Notwithstanding the foregoing, the term Real Property Taxes shall not include estate, inheritance, transfer, gift or franchise taxes of Landlord or the federal or state net franchise, income tax nor any gross receipts tax imposed on Landlord’s income from all sources, or any penalties or late charges.

8.2

Tenant’s Obligation to Reimburse.    As Additional Rent, Tenant shall pay Tenant’s Allocated Share of all Real Property Taxes as part of the Common Area Operating Expenses pursuant to section 6.3 of this Lease. If requested by Tenant in writing within thirty (30) days of receipt of a bill for Tenant’s Allocated Shares of Real Property Taxes, Landlord shall furnish Tenant with such evidence as is reasonably available to Landlord with respect to the amount of any Real Property Tax which is part of such bill. Tenant may not withhold payment of such bill pending receipt and/or review of such evidence. Notwithstanding that the payment of Real Property Taxes are deemed Additional Rent, if Landlord, at any time, receives a refund for any period of Real Property Taxes which Tenant has paid Landlord, Landlord shall pay to Tenant, Tenant’s Allocated Share of such refund (less Landlord’s reasonable costs incurred in obtaining such a refund if such costs were not already included as Common Operating Expenses or Real Property Taxes). The foregoing sentence shall survive the expiration or earlier termination of this Lease.

8.3

Taxes on Tenant’s Personal Property.    Tenant shall pay before delinquency any and all taxes, assessments, license fees, and public charges levied, assessed, or imposed against Tenant or Tenant’s estate in this Lease or the property of Tenant situated within the Leased Premises which become due during the Lease Term. Within a reasonable period after receipt of written demand from Landlord, Tenant shall furnish Landlord with reasonably satisfactory evidence of these payments.

8.4

Tenant’s Improvements.    If any of the Alterations and/or Tenant Improvements constructed and/or installed in the Leased Premises, whether installed and/or paid for by Landlord or Tenant, and whether or not the same affect the Real Property so as to become part thereof, are assessed for Real Property Tax purposes at a valuation higher than the valuation at which the Building standard improvements are assessed, then the Real Property Taxes and assessments levied against the Building by reason of such excess assessed valuation shall be governed by the provisions of section 8.2 of this Lease. If the records of the County Assessor are available and sufficiently detailed to serve as a basis for determining whether the Alterations and/or Tenant Improvements are assessed at a higher valuation than the Building standard improvements, such records shall be binding on both the Landlord and Tenant. If the records of the County Assessor are not available or sufficiently detailed to serve as a basis for making such determination, the actual costs of construction shall be used.

ARTICLE 9.

INSURANCE

9.1	Tenant’s Insurance. Tenant shall maintain in full force and effect during the Lease Term the following insurance:

9.1.1

Tenant shall maintain a policy or policies of commercial general liability insurance, including property damage, against liability for personal injury, bodily injury, death, and damage to property occurring in or about, or resulting from an occurrence in or about, the Leased Premises with combined single limit coverage of not less than the amount of Tenant’s Minimum Liability Insurance set forth in section 1.10 of this Lease. Such commercial general liability insurance shall contain fire damage coverage and a “contractual liability” endorsement insuring Tenant’s performance of Tenant’s obligation to indemnify Landlord contained in section 10.3 of this Lease. If Landlord’s Lender, insurance advisor or counsel reasonably determines at any time that the amount of such coverage is not adequate, Tenant shall increase such coverage to such amount as Landlord’s Lender, insurance advisor or counsel reasonably deem adequate, not to exceed the level of coverage then commonly carried by comparable businesses similarly situated; provided, however, that no such request may be made more than one time during the Term and, if applicable, one time during the Extension Term.

9.1.2

Tenant shall maintain a policy or policies of fire and property damage insurance in “all risk” form insuring the personal property, inventory, Trade Fixtures, and Leasehold Improvements within the Leased Premises for the value thereof reasonably determined by Tenant. The proceeds from any of such policies shall be used for the repair or replacement of such items so insured.

9.1.3	Tenant shall maintain a policy or policies of worker’s compensation insurance and any other employee benefit insurance sufficient to comply with all Laws.

9.1.4

Landlord and such others as it shall reasonably designate with an interest in the Property, shall be named as additional insureds or loss payees, as appropriate, on the policies of insurance described in sections 9.1.1 and 9.1.2 of this Lease, above. All insurance required by this paragraph:

(i)

shall be primary insurance which provides that the insurer shall be liable for the full amount of the loss up to and including the total amount of liability set forth in the declarations without the right of contribution from any other insurance coverage of Landlord;

(ii)	shall be in a form reasonably satisfactory to Landlord;

(iii)	shall be carried with companies with a rating of no less than A-VIII or better, reasonably acceptable to Landlord;

(iv)	shall provide that Tenant’s insurers shall use good faith efforts to provide at least 10 days’ prior written notice to Landlord in the event of cancellation or change; and

(v)	shall not have a deductible in excess of ten thousand dollars ($10,000) per occurrence.

Certificates of insurance for such policy or policies shall be deposited with Landlord prior to the time Tenant enters into possession of the Leased Premises and upon renewal of such policies, but not less than 10 days prior to the expiration of the term of such coverage.

9.1.5	Extra Expense Coverage. Intentionally omitted.

9.2

Release and Waiver of Subrogation. Landlord and Tenant agree that all policies of insurance to be kept and maintained in force by the respective parties hereto, shall, unless prohibited by Law or other regulation having the effect of Law, contain provisions in which the rights of subrogation against the Landlord and Tenant are waived by the insurance company or carriers insuring the Premises, the Building, the Property, or other property in question. Landlord expressly waives any right of recovery against Tenant for damage to or loss of the Building, the Premises, the Property, including the Common Areas, or the improvements thereon, which loss or damage may arise by fire or any other peril covered by any policy of insurance required to be maintained pursuant to this Lease, and Landlord shall make no claim for recovery against Tenant therefor. Tenant expressly waives any right off recovery against Landlord for damage to or loss of its fixtures, improvements, or other property located in the Premises, which damage or loss may arise by fire or any other peril covered by any policy of insurance maintained or required to be maintained pursuant to this Lease which contains or is required to contain a waiver of subrogation right against Landlord as set forth in this section, and Tenant shall make no claim for recovery against Landlord therefor.

9.3	Landlord’s Real Property Insurance. Landlord shall purchase and keep in force policies of insurance:

(i)

covering loss or damage to the Building by reason of fire (extended coverage), flood and/or earthquake (if available and available at commercially reasonable cost in Landlord’s reasonable discretion, or if required by Lender) and those perils included within the classification of “all risks” insurance (with sprinkler damage and other appropriate endorsements), which insurance shall be in the amount of the full replacement value of the Building as determined by insurance company appraisers or Landlord’s insurance broker; plus

(ii)	Landlord’s commercial general liability insurance in an amount equal to or greater than Tenant’s Minimum Liability Insurance coverage; plus

(iii)	rental income insurance in the amount of one hundred percent (100%) of up to 12 months’ Base Monthly Rent, plus sums paid during such period as Additional Rent.

Such coverage shall exclude routine maintenance and repairs and incidental damage caused by accidents or vandalism for which Tenant is responsible under section 9 of this Lease. Tenant agrees to pay to Landlord, as Additional Rent as part of Common Operating Expenses, Tenant’s Allocated Share of the costs of such insurance coverage, including the premiums and deductibles not in excess of five thousand dollars ($5,000) for any such coverage obtained by Landlord; or, if Tenant does not lease the entire Building, then Tenant’s Allocated Share of the costs of such insurance coverage which shall be allocated during the term of this Lease to the Premises by the Building Gross Leasable Area. If such insurance cost is increased due to Tenant’s particular use of the Premises, Tenant agrees to pay to Landlord the full costs of such increase. Tenant shall have no interest in, nor any right to, the proceeds of any insurance procured by Landlord for or with respect to the Premises other than proceeds for any improvements which Tenant is required to restore hereunder.

ARTICLE 10.

LIMITATION ON LANDLORD’S LIABILITY AND INDEMNITY

10.1

Limitation on Landlord’s Liability.    Except as expressly provided to the contrary elsewhere in this Lease, Landlord shall not be liable to Tenant, nor shall Tenant be entitled to any abatement of rent, for any injury to Tenant, its agents, employees, contractors, or invitees; damage to Tenant’s property; or loss to Tenant’s business resulting from any cause, including, without limitation, any:

(i)	failure, interruption or installation of any heating, ventilation and/or air-conditioning system or other utility system or service;

(ii)

failure to furnish, or delay in furnishing any utilities or services when such failure or delay is caused by acts of God or the elements, labor disturbances of any character, any other accidents or other conditions beyond the reasonable control of Landlord, or by the making of repairs or improvements to the Leased Premises or Building;

(iii)	the limitation, curtailment, rationing or restriction on the use of water or electricity, gas or any other form of energy or any services or utility whatsoever serving the Leased Premises or Building;

(iv)	vandalism or forcible entry by unauthorized person(s); or

(v)	penetration of water into or onto any portion of the Leased Premises or the Common Area through roof leaks or otherwise.

Notwithstanding the foregoing, Landlord shall be liable for such injury, damage or loss which is proximately caused by Landlord’s negligence or willful misconduct, or that of its agents, employees or contractors, or Landlord’s breach of this Lease, but only to the extent such injury, damage or loss is not covered by insurance actually carried pursuant to this Lease.

10.2

Limitation on Tenant’s Recourse.    Tenant expressly agrees that so long as Landlord under this Lease shall be and remains a corporation, trust, partnership, limited liability company, joint venture, unincorporated association or other form of business entity, that:

(i)

the obligations of the Landlord under this Lease shall not constitute personal obligations of the officers, directors, members, trustees, partners, joint venturers, members, owners, stockholders, or other principals or representatives of such business entity, and

(ii)

Tenant shall have recourse only to the assets of such business entity, and the sales, rental, insurance and condemnation proceeds therefrom, for the satisfaction of such obligations and not against the assets of such officers, members, directors, trustees, partners, joint venturers, members, owners, stockholders, principals, or representatives, other than to the extent of their interest in the assets (and above-referenced proceeds) owned by such business entity.

10.3

Indemnification of Landlord. Tenant shall hold harmless, indemnify and defend Landlord, and its employees, agents, and contractors, with counsel reasonably satisfactory to Landlord, from all liability, penalties, losses, damages, costs, expenses, causes of action, claims and/or judgments arising by reason of any death, bodily injury, personal injury or property damage:

(i)

resulting from any cause or causes whatsoever (other than the negligence or willful misconduct of Landlord, its agents, employees or contractors) occurring in or about or resulting from any occurrence in the Leased Premises during the Lease Term; or

(ii)	resulting from the negligence or willful misconduct of Tenant, its agents, employees and contractors, wherever the same may occur.

The provisions of this paragraph shall be subject to the waiver of subrogation in section 9.2 hereof, and shall survive the expiration or termination of this Lease with respect to any claims or liability occurring prior to such expiration or sooner termination.

10.4

Indemnification of Tenant.    Landlord shall hold harmless, indemnify and defend Tenant, and its employees, agents, and contractors, with competent counsel reasonably satisfactory to Tenant, from all liability, penalties, losses, damages, costs, expenses, causes of action, claims and/or judgments arising by reason of any death, bodily injury, personal injury or property damages due to:

(i)	a breach of Landlord’s obligations under the Lease; or

(ii)	the negligence or willful misconduct of Landlord or its agents, contractors, licensees or invitees, wherever the same may occur.

The provisions of this paragraph shall be subject to the waiver of subrogation in section 9.2 hereof, and shall survive the expiration or termination of this Lease with respect to any claims or liability occurring prior to such expiration or sooner termination.

10.5

Consequential Damages.    Notwithstanding anything to the contrary contained in this Lease, in no event shall either party be liable to the other for any consequential, special, or punitive damages arising from or relating to this Lease. The provisions of this section 10.5 shall survive the expiration or earlier termination of this Lease.

ARTICLE 11.

DAMAGE TO LEASED PREMISES

11.1

Landlord’s Duty to Restore.    If the Leased Premises or Building necessary for use of, or access, to the Leased Premises are damaged by any Peril (as hereinafter defined) after the Effective Date of this Lease, Landlord shall restore the Leased Premises and Building unless the Lease is terminated by Landlord pursuant to section 11.2 of this Lease or by Tenant pursuant to section 11.3 of this Lease. All insurance proceeds available from the fire and property damage insurance carried by Landlord pursuant to section 9.3 of this Lease shall be paid to, and become the property of, Landlord. All insurance proceeds available from insurance carried by Tenant which covers loss to property that is Landlord’s property or would become Landlord’s property on termination of this Lease shall be paid to, and become the property of, Landlord.

If this Lease is not so terminated, then, upon receipt of the insurance proceeds (if the loss is covered by insurance) and the issuance of all necessary governmental permits, Landlord shall commence and diligently prosecute to completion the restoration of the Leased Premises and Building to the extent then allowed by Law, to substantially the same condition in which the Leased Premises and Building existed immediately prior to such damage. Landlord’s obligation to restore shall be limited to the Building, Leased Premises and interior improvements constructed by Landlord as they existed as of the Commencement Date, excluding any Leasehold Improvements, Trade Fixtures and/or personal property constructed or installed by Tenant in the Leased Premises except to the extent Landlord receives the applicable insurance proceeds for such Leasehold Improvements pursuant to the previous paragraph. Tenant shall forthwith replace or fully repair all Leasehold Improvements and Trade Fixtures installed by Tenant and existing at the time of such damage or destruction to the extent Landlord is not responsible for such restoration.

Notwithstanding the above, Tenant agrees to promptly using commercially reasonable efforts to do so (within 48 hours) notify Landlord in writing of any damage to the Premises resulting from fire, flood, earthquake, vandalism, or any other identifiable event of a sudden, unexpected or unusual nature (“Peril”).

11.2

Landlord’s Right to Terminate.    Landlord shall have the option to terminate this Lease in the event any of the following occurs, which option may be exercised only by delivery to Tenant of a written notice of election to terminate within 30 days after the date of such notice.

11.2.1

The Building is damaged by any Peril covered by valid and collectible insurance actually carried by Landlord and in force at the time of such damage or destruction (“Covered Peril”), to such an extent that the estimated cost to restore the Building equals or exceeds fifty percent (50%) of the then-replacement value thereof;

11.2.2

The Building is damaged by any Peril not covered by valid and collectible insurance actually carried by Landlord and in force at the time of such damage or destruction, to such an extent that the estimated cost to restore the Building equals or exceeds twenty-five percent (25%) of the then-replacement value thereof;

11.2.3

The Leased Premises are damaged by any Covered Peril within six months of the last day of the Lease Term to such an extent that the estimated cost to restore equals or exceeds an amount equal to six times the Base Monthly Rent then due; provided, however, that Landlord may not terminate this Lease pursuant to this section 11.2.3 of this Lease if Tenant, at the time of such damage, has an express written option to further extend the term of this Lease and Tenant exercises such option to so further extend the Lease Term within 15 days following the date of Landlord’s termination notice; or

11.2.4	The Building is damaged by any Covered Peril and, because of the Laws then in force, the Building either:

(i)	may not be restored at reasonable cost to substantially the same condition in which it existed prior to such damage; or

(ii)	may not be used for the same use being made thereof before such damage whether or not restored as required by this article.

Neither party shall have any further obligations under this Lease after such termination, except for Landlord’s obligation to return the Security Deposit (less any permitted deductions) to Tenant. Notwithstanding anything set forth in this section 11.2, any insurance that Landlord is required to carry pursuant to the terms of this Lease shall be deemed to be actually carried for the purposes of this section 11.2, if Landlord is in breach of such obligation.

11.3

Tenant’s Right to Terminate.    If the Leased Premises are damaged by any Peril not caused by Tenant, and Landlord does not elect to terminate this Lease or is not entitled to terminate this Lease pursuant to section 11.2 of this Lease, then as soon as reasonably practicable, Landlord shall furnish Tenant with the written opinion of Landlord’s architect or construction consultant as to when the restoration work required of Landlord may be completed. Tenant shall have the option to terminate this Lease in the event any of the following occurs, which option may be exercised only by delivery to Landlord of a written notice of election to terminate within 30 days after the date of Landlord’s contractor’s estimate of the time needed to complete such restoration:

11.3.1

The Leased Premises or Building necessary for use of, or access to, the Leased Premises are damaged by any Peril and, in the reasonable opinion of Landlord’s architect or construction consultant, the restoration of the Leased Premises cannot be substantially completed within 150 days after the date of such damage.

Neither party shall have any further obligations under this Lease after such termination, except for Landlord’s obligation to return the Security Deposit (less any permitted deductions) to Tenant.

11.4

Abatement of Rent.    In the event of damage to the Leased Premises or Building necessary for use of, or access to, the Leased Premises which does not result in the termination of this Lease, the Base Monthly Rent and Additional Rent shall be temporarily abated during the period of damage and restoration in proportion to the degree to which Tenant’s access to or use of the Leased Premises is impaired by such damage. Tenant shall not be entitled to any compensation or damages from Landlord for loss of Tenant’s property or any inconvenience or annoyance caused by such damage or restoration. Tenant hereby waives the provisions of California Civil Code §§ 1932(2) and 1933(4), and the provisions of any similar law hereinafter enacted.

11.5

Tenant’s Costs and Insurance Proceeds.    Upon damage or destruction of all or any part of the Premises by a Covered Peril, Tenant shall immediately deliver to Landlord all property insurance proceeds received by Tenant with respect to the Leasehold Improvements and any Alterations, but excluding proceeds for Tenant’s FF&E and other personal property, whether or not this Lease is terminated as permitted in this article 11 of this Lease, and Tenant hereby assigns to Landlord all rights to receive such insurance proceeds, and if this Lease is not terminated, Landlord’s restoration obligation shall include such Leasehold Improvements and Alterations. If, as a result of Tenant’s failure to obtain the required insurance for the full replacement cost of the Leasehold Improvements and the Alterations, Tenant fails to receive insurance proceeds covering the full replacement cost of the Leasehold Improvements and the Alterations which are damaged, Tenant shall be deemed to have self-insured the replacement cost of such items, and upon any damage or destruction thereto, Tenant shall pay to Landlord within 20 days after receipt of Landlord’s written request therefor, the full replacement cost of such items, less any insurance proceeds actually received by Landlord from Tenant’s insurance with respect to such items.

11.6

Waiver of Statutory Provisions.    The provisions of this Lease, including those in this article 11, constitute an express agreement between Landlord and Tenant that applies in the event of any Covered Peril to the Premises or the Building. Tenant, therefore, fully waives the provisions of any statute or regulation, including California Civil Code sections 1932(2) and 1933(4), for any rights or obligations concerning a Covered Peril.

ARTICLE 12.

CONDEMNATION

12.1	Taking of Leased Premises. If all or any part of the Leased Premises exceeding twenty-five percent (25%) of such Leased Premises are taken by means of:

(i)	any taking by the exercise of the power of eminent domain, whether by legal proceedings or otherwise;

(ii)	a voluntary sale or transfer by Landlord to any condemnor under threat of condemnation or while legal proceedings for condemnation are pending; or

(iii)	any taking by inverse condemnation (collectively, a “Condemnation”),

Landlord shall have the option to terminate this Lease. If all or any part of the Leased Premises exceeding ten percent (10%) of such Leased Premises are taken by Condemnation and the Leased Premises cannot be reconstructed within a reasonable period of time and thereby made reasonably suitable for Tenant’s continued occupancy for the Permitted Use, then Tenant shall have the option to terminate this Lease. Any such option to terminate by either Landlord or Tenant must be exercised within a reasonable period of time, to be effective as of the date that possession of the Leased Premises is taken by the condemnor. Neither party shall have any further obligations under this Lease after such termination, except for Landlord’s obligation to return the Security Deposit (less any permitted deductions) to Tenant.

12.2	Taking of Common Area. Tenant shall have the option to terminate this Lease if there is a taking of any part of the Common Area which serves the Building and, as a result of such taking:

(i)

Landlord cannot provide Tenant with the non-exclusive right to use parking spaces within a reasonable walking distance of the Leased Premises, equal in number to at least eighty percent (80%) of the number of spaces allocated to Tenant’s use by section 2.1 of this Lease, whether by rearrangement of the remaining parking areas in the Common Area (including re-stripping for compact cars where permitted by Law), or by alternative parking facilities on other land of Landlord within reasonable walking distance of the Leased Premises; or

(ii)	Tenant’s use of the Leased Premises is materially and adversely affected by reason of a taking of loading docks or loading areas serving the Leased Premises.

Tenant must exercise such option within a reasonable period of time, to be effective on the date that possession of that portion of the Common Area that is condemned is taken by the condemnor. Neither party shall have any further obligations under this Lease after such termination, except for Landlord’s obligation to return the Security Deposit (less any permitted deductions) to Tenant.

12.3

Restoration Following the Taking.    If any part of the Leased Premises or the Common Area is taken by Condemnation and this Lease is not terminated, then Landlord shall make all repairs and alterations that are reasonably necessary to make that which is not taken a complete architectural unit, but such work shall not exceed the scope of the work done by Landlord in originally constructing the Property.

12.4

Abatement of Rent.    If any portion of the Leased Premises is taken by Condemnation and this Lease is not terminated, then, as of the date possession is taken, the Base Monthly Rent and Additional Rent shall be reduced in the same proportion that the floor area of that part of the Leased Premises so taken (less any addition thereto by reason of any reconstruction) bears to the original floor area of the Leased Premises.

12.5

Temporary Taking.    If any portion of the Leased Premises exceeding twenty-five percent (25%) of the Leased Premises is temporarily taken by Condemnation for a period which either exceeds 30 days or which extends beyond the natural expiration of the Lease Term, then Landlord and Tenant shall each independently have the option to terminate this Lease, effective on the date possession is taken by the condemnor. Neither party shall have any further obligations under this Lease after such termination.

12.6

Division of Condemnation Award.    Any award made as a result of any Condemnation of the Leased Premises or Common Area shall belong to and be paid to Landlord, and Tenant hereby assigns to Landlord all of its right, title and interest in any such award; provided, however, that Tenant shall be entitled to receive any Condemnation award made directly to Tenant:

(i)	for the taking of personal property or Trade Fixtures belonging to Tenant;

(ii)	for the interruption of Tenant’s business or its moving costs;

(iii)	for loss of Tenant’s goodwill; or

(iv)	for any temporary taking where this Lease is not terminated as a result of such taking.

The rights of Landlord and Tenant regarding any Condemnation shall be determined as provided in this article. Each party hereby waives the provisions of California Code of Civil Procedure section 1265.130 and the provisions of any similar law hereinafter enacted allowing either party to petition the Superior Court to terminate this Lease in the event of a partial taking of the Leased Premises.

ARTICLE 13.

DEFAULT AND REMEDIES

13.1	Events of Tenant’s Default. Tenant shall be in default (“Tenant’s Default” or “Default”) of its obligations under this Lease if any of the following events shall occur:

13.1.1	Subject to the provisions of section 18.14 hereinafter, Tenant’s abandonment of the Leased Premises;

13.1.2	Failure to pay any installment of rent or any other monies due and payable hereunder, said failure continuing for a period of three (3) business days after written notice that such sum is past due;

13.1.3	A general assignment by Tenant for the benefit of creditors;

13.1.4

The filing of a voluntary petition in bankruptcy by Tenant, the filing of a voluntary petition for an arrangement, the filing of a petition (voluntary or involuntary) for reorganization, or the filing of an involuntary petition by Tenant’s creditors, said involuntary petition remaining undischarged for a period of 60 days;

13.1.5

Receivership, attachment, or other judicial seizure of substantially all of Tenant’s assets on the Leased Premises, such attachment or other seizure remaining undismissed or undischarged for a period of 60 days after the levy thereof;

13.1.6

Failure of Tenant to execute and deliver to Landlord any estoppel certificate, subordination agreement, or financial statement within five days after Notice from Landlord that such executed documents or financial statements have not been received within the time periods and in the manner required by article 17 of this Lease;

13.1.7	An assignment or sublease, or attempted assignment or sublease, of this Lease or the Leased Premises by Tenant contrary to the provisions of article 14 of this Lease;

13.1.8	Failure of Tenant to restore the Security Deposit to the amount and within the time period provided in section 3.6 of this Lease;

13.1.9

Failure in the performance of any of Tenant’s covenants, agreements or obligations hereunder (except those failures specified as events of Default in other sections of this article 13 of this Lease, which shall be governed by such other sections), which failure continues for 30 days after written notice thereof from Landlord to Tenant provided that, if Tenant has exercised reasonable diligence to cure such failure and such failure cannot be cured within such 30 day period despite reasonable diligence, Tenant shall not be in default under this subparagraph unless Tenant fails thereafter diligently and continuously to prosecute the cure to completion; and

13.1.10	Chronic Delinquency by Tenant in the Payment of Rent or any other Periodic Payments Required, under the Lease, to be Paid by Tenant.

Intentionally deleted.

13.2

Landlord’s Remedies.    In the event of any Default by Tenant, Landlord shall have the following remedies, in addition to all other rights and remedies provided by any Law or otherwise provided in this Lease, to which Landlord may resort cumulatively, or in the alternative:

13.2.1	Landlord may, at Landlord’s election, keep this Lease in effect and enforce by an action at law or in equity all of its rights and remedies under the Lease, including:

(i)	the right to recover the rent and other sums as they become due by appropriate legal action;

(ii)

the right to make payments required of Tenant or perform Tenant’s obligations and be reimbursed by Tenant for the cost thereof with interest at the Agreed Interest Rate from the date the sum is paid by Landlord until Landlord is reimbursed by Tenant; and

(iii)	the remedies of injunctive relief and specific enforcement to compel Tenant to perform its obligations under this Lease.

13.2.2

Landlord may, at Landlord’s election, terminate this Lease by giving Tenant written notice of termination, in which event this Lease shall terminate on the date set forth for termination in such notice. Any termination hereunder shall not relieve Tenant from its obligation to pay any sums then due Landlord or from any claim against Tenant for damages or rent previously accrued or then accruing. In no event shall any one or more of the following actions by Landlord, in the absence of a written election by Landlord to terminate this Lease, constitute a termination of this Lease:

A.	appointment of a receiver or keeper in order to protect Landlord’s interest hereunder;

B.	consent to any subletting of the Leased Premises or assignment of this Lease by Tenant, whether pursuant to the provisions hereof or otherwise; or

C.

any other action by Landlord or Landlord’s agents intended to mitigate the adverse effects of any breach of this Lease by Tenant, including, without limitation, any action taken to maintain and preserve the Leased Premises or any action taken to re-let the Leased Premises or any portions thereof, for the account of Tenant and in the name of Tenant.

13.2.3

In the event Tenant breaches this Lease and abandons the Leased Premises, this Lease shall not terminate unless Landlord gives Tenant written notice of its election to so terminate this Lease. No act by or on behalf of Landlord intended to mitigate the adverse effect of such breach, including those described by section 13.2.2, subparagraphs A, B and C immediately preceding, shall constitute a termination of Tenant’s right to possession unless Landlord gives Tenant written notice of termination. Should Landlord not terminate this Lease by giving Tenant written notice, Landlord may enforce all its rights and remedies under this Lease, including the right to recover the rent as it becomes due under the Lease as provided in California Civil Code § 1951.4, as in effect on the Effective Date of this Lease.

13.2.4

In the event Landlord terminates this Lease, Landlord shall be entitled, at Landlord’s election, to damages in an amount as set forth in Civil Code § 1951.2 as in effect on the Effective Date of this Lease. For purposes of computing damages pursuant to California Civil Code § 1951.2:

(i)	the Agreed Interest Rate shall be used where permitted; and

(ii)	rent due under this Lease shall include Base Monthly Rent and all other rent hereunder, prorated on a monthly basis where necessary to compute such damages.

Such damages shall include, without limitation:

A.

the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided, computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%); and

B.

any other amount reasonably necessary to compensate Landlord for all detriment proximately caused by Tenant’s failure to perform Tenant’s obligations under this Lease, or which in the ordinary course of things would be likely to result therefrom, including, without limitation, the following:

(i)	reasonable expenses for cleaning, repairing or restoring the Leased Premises;

(ii)

reasonable expenses for altering, remodeling or otherwise improving the Leased Premises for the purpose of reletting, including installation of leasehold improvements (whether such installation be funded by a reduction of rent, direct payment or allowance to a new tenant, or otherwise);

(iii)	reasonable broker’s fees, advertising costs and other expenses of reletting the Leased Premises;

(iv)	costs of carrying the Leased Premises, such as taxes, insurance premiums, utilities, and security precautions;

(v)	reasonable expenses in retaking possession of the Leased Premises; and

(vi)

reasonable attorneys’ fees and court costs incurred by Landlord in retaking possession of the Leased Premises and in re-leasing the Leased Premises or otherwise incurred as a result of Tenant’s default.

13.2.5	Nothing in this section shall limit Landlord’s right to indemnification from Tenant as provided in sections 10.2 and 10.5 of this Lease.

13.3

Landlord’s Default and Tenant’s Remedies.    In the event Landlord fails to perform any of its obligations under this Lease and fails to cure such default within a reasonable period in light of all the circumstances, and in no event later than 30 days after written notice from Tenant specifying the nature of such default where such default could reasonably be cured within said 30 day period, or fails to commence such cure within said 30 day period and thereafter continuously with due diligence prosecute such cure to completion where such default could not reasonably be cured within said 30 day period, then Tenant shall have the following remedies only:

13.3.1

Tenant may proceed in equity or at law to compel Landlord to perform its obligations and/or to recover damages proximately caused by such failure to perform (except to the extent Tenant has waived its right to damages resulting from injury to person or damage to property as expressly provided in this Lease).

13.3.2

Tenant, at its option, may cure any default of Landlord at Landlord’s cost. If Tenant at any time by reason of Landlord’s default reasonably pays any sum or does any act that requires the payment of any sum, the sum paid by Tenant shall be immediately due from Landlord to Tenant at the time the sum is paid, and shall bear interest at the Agreed Interest Rate from the date the sum is paid by Tenant until Tenant is reimbursed by Landlord.

13.3.3

Tenant waives the provisions of sections 1932, 1933(4), 1941, and 1942 of the California Civil Code and/or any similar or successor law regarding Tenant’s right to terminate this Lease or to make repairs and deduct the expenses of such repairs from the rent due under the Lease. Tenant hereby waives any right of redemption or relief from forfeiture under the laws of the State of California, or under any other present or future law, in the event Tenant is evicted or Landlord takes possession of the Leased Premises by reason of any Default by Tenant.

13.4

Waiver.    One party’s consent to or approval of any act by the other party requiring the first party’s consent or approval shall not be deemed to waive or render unnecessary the first party’s consent to or approval of any subsequent similar act by the other party. The receipt by Landlord of any rent or payment with or without knowledge of the breach of any other provision hereof shall not be deemed a waiver of any such breach unless such waiver is in writing and signed by Landlord. No delay or omission in the exercise of any right or remedy accruing to either party upon any breach by the other party under this Lease shall impair such right or remedy or be construed as a waiver of any such breach theretofore or hereafter occurring. The waiver by either party of any breach of any provision of this Lease shall not be deemed to be a waiver of any subsequent breach of the same or any other provisions herein contained. Moreover, if Landlord accepts a partial payment of rent after the delivery to Tenant of a three day notice to pay or quit and/or after filing an unlawful detainer complaint pursuant to California Code of Civil Procedure section 1166, the Landlord’s acceptance of partial payment is only evidence of that payment, without waiver of any rights, including any right Landlord may have to recover possession of the Leased Premises.

ARTICLE 14.

ASSIGNMENT AND SUBLEASING

14.1	By Tenant.

A.	Except to the extent permitted by this Lease, Tenant shall not, without Landlord’s prior written consent, not to be unreasonably withheld, conditioned or delayed, voluntarily or by operation of law:

(1)	mortgage, pledge, hypothecate or encumber this Lease or any interest herein;

(2)	assign or transfer this Lease or any interest herein (with the sole exception of Voluntary Permitted Transfers as hereinafter defined);

(3)	sublet the Leased Premises or any part thereof, or any right or privilege appurtenant thereto (with the sole exception of Voluntary Permitted Transfers as hereinafter defined); or

(4)

allow any other person (the employees, agents, and invitees of Tenant excepted) to occupy or use the Leased Premises, or any portion thereof, without first obtaining the written consent of Landlord, which consent shall not be withheld, conditioned or delayed unreasonably (“Transfer Request”).

B.	When Tenant requests Landlord’s consent to such assignment or subletting, Landlord shall have the option, to be exercised within 15 days of receipt of the foregoing request, to:

(1)

cancel this Lease (or if a sublease, as to the portion of the Leased Premises to be subleased only) as of the Commencement Date stated in the proposed sublease or assignment, provided that Landlord shall have this right only if such sublease or assignment is for more than 90% of the remaining Lease Term;

(2)	consent to the proposed assignment or sublease; or

(3)	refuse to give its consent to the proposed assignment or sublease, providing that such consent shall not be unreasonably withheld. In this regard:

14.1.1

Any attempted subletting, assignment, or encumbrance without Landlord’s prior consent (other than Voluntary Permitted Transfers) shall be voidable and, at Landlord’s election, shall constitute a Default.

14.1.2

Tenant agrees to reimburse Landlord for all reasonable costs and attorneys’ fees incurred by Landlord in conjunction with the processing and documentation of any such requested subletting, assignment or encumbrance, none of which shall be effective until Tenant shall have paid such costs and fees.

14.1.3

Consent by Landlord to one or more assignments or encumbrances of this Lease, or to one or more instances of subletting of the Leased Premises, shall not be deemed to be a consent to any subsequent assignment, encumbrances, or subletting.

14.1.4

No subletting or assignment, even with the consent of Landlord, shall relieve Tenant of its personal and primary obligation to pay the rent and to perform all of the other obligations to be performed by Tenant hereunder. The acceptance of rent by Landlord from any person shall not be deemed to be a waiver by Landlord of any provision of this Lease nor as a consent by Landlord to any assignment or subletting.

14.1.5

This section 14.1.5 is not applicable to a Voluntary Permitted Transfer. If Tenant is a corporation, any dissolution, merger, consolidation, or other reorganization of Tenant, or the sale or other transfer in the aggregate over the Lease Term of a controlling percentage of the capital stock of Tenant, shall be deemed a voluntary assignment of Tenant’s interest in this Lease. The phrase “controlling percentage” means the ownership of and the right to vote stock possessing more than fifty percent (50%) of the total combined voting power of all classes of Tenant’s capital stock issued, outstanding and entitled to vote for the election of directors. If Tenant is a partnership or a limited liability company, a withdrawal or change, voluntary, involuntary or by operation of law, of any general partner or member(s), or the dissolution of the partnership or limited liability company, shall be deemed a voluntary assignment.

14.1.6

This section 14.1.6 is not applicable to a Voluntary Permitted Transfer. If Tenant assigns or sublets its interest (or any portion thereof) in this Lease in accordance with this article, then Tenant shall pay to Landlord fifty percent (50%) of all net consideration received by Tenant in excess of the rent under the Lease as a result of such assignment as and when received by Tenant as allowed by Civil Code section 1995.240, after deducting any cost incurred for advertising and other marketing expenses, leasing commission, attorney fees and tenant improvements or allowances (“Allowed Transfer Costs”). For purposes of this section 14, the proceeds from Tenant’s sale or lease of Tenant’s personal property to the proposed transferee shall not be deemed consideration received by Tenant.

If Tenant sublets all or part of the Leased Premises in accordance with this article, then Tenant shall pay to Landlord fifty percent (50%) of the positive difference, if any, between (i) all rent and other consideration paid by the subtenant to Tenant less (ii) Allowed Transfer Costs incurred by Tenant incident to the sublease agreement (including an amount equal to the resulting product of the rent payable hereunder to Landlord by Tenant during the time period covered by such payments by the subtenant times a fraction whose numerator is the leasable area of that portion of the Leased Premises so sublet and whose denominator is Tenant’s Gross Leasable Area).

Said consideration shall be payable to Landlord on the same basis, whether periodic or in lump sum, that such consideration is paid to Tenant by its subtenant after all Allowed Transfer Costs theretofore paid by Tenant have been recouped. Immediately following its execution, Tenant shall deliver to Landlord a true copy of any permitted assignment or sublease. At the time Tenant makes any payment to Landlord required by this section 14.1.6, Tenant shall deliver an itemized statement of the method by which the amount due Landlord was calculated, certified by Tenant as true and correct.

Landlord shall have the reasonable right to inspect Tenant’s books and records relating to the payments due pursuant to this section by providing prior written notice to Tenant.

14.1.7

This section 14.1.7 is not applicable to a Voluntary Permitted Transfer. Tenant shall give Landlord at least 15 days’ prior written notice of any desired Transfer and of the proposed terms of such Transfer, including, but not limited to:

(i)	the name and legal composition of the proposed Transferee;

(ii)

an audited financial statement, if available, or any unaudited financial statement if an audited statement is not available, of the Transferee prepared in accordance with generally accepted accounting principles for a period ending not more than one year prior to the proposed effective date of the Transfer;

(iii)	the nature of the proposed Transferee’s business to be carried on in the Leased Premises;

(iv)	all consideration to be given on account of the Transfer;

(v)	a current financial statement of Tenant; and

(vi)	such other information as may be reasonably requested by Landlord.

Tenant’s notice shall not be deemed to have been served or given until such time as Tenant has provided Landlord with all information required by section 14.1.7.

If Landlord should fail to notify Tenant, in writing, of Landlord’s decision whether to consent to or deny Tenant’s proposed Transfer within 10 business days following Landlord’s receipt of all information required by subsections 14.1.7 (i through vi), then Landlord shall be deemed to have consented to the proposed Transfer.

14.1.8

Notwithstanding the provisions of sections 14.1. through 14.1.7. to the contrary, Tenant may, without Landlord’s consent and without advance notice to Landlord, permit the occupancy by, or sublet all or any portion of the Premises or assign the Lease to: (i) a subsidiary, parent, affiliate, division, corporation or other entity controlling, controlled by or under common control with Tenant; or (ii) a successor corporation or entity related to Tenant by merger, consolidation, reorganization, acquisition of capital stock or assets, or government action. In addition, any transfer of shares of stock of Tenant traded over a recognized security exchange or over-the-counter market shall not be deemed a transfer or an assignment of this Lease, and Tenant, if it is not a public company, shall be permitted to engage in an initial public offering of its shares on a recognized security exchange, and any private placement with a venture capital firm or other equity investor, wherein such venture capital firm or other equity investor receives stock in Tenant, shall not be deemed a transfer or assignment of this Lease. However, no such subletting or assignment, even without the consent of Landlord, shall relieve Tenant of its primary obligation to pay rent and perform all of the other obligations to be performed by Tenant hereunder for which it will remain liable. Any of the above transfers shall be considered a “Voluntary Permitted Transfer” of Tenant’s interest in this Lease. Under any such Voluntary Permitted Transfer, Tenant and any assignee(s) or transferee(s) shall be, and agree to be, fully liable for all of the obligations of Tenant due under the Lease. Moreover, Tenant and such assignee(s) or transferee(s) must notify Landlord in writing of such subletting or assignment described in this section 14.1.8 within 15 days of the transfer, and the assignee(s) or transferee(s) must expressly agree, in a written document reasonably satisfactory to Landlord, to assume all of Tenant’s obligations under the Lease. A failure to do so shall not relieve such assignee(s) or transferee(s) from liability for all obligations of Tenant due under the Lease. Landlord’s recapture right and right to 50% of excess rents shall not apply to a Voluntary Permitted Transfer.

14.1.9

Tenant acknowledges and agrees that the restrictions, conditions and limitations imposed by this article 14 on Tenant’s ability to assign or transfer this Lease or any interest herein, to sublet the Leased Premises or any part thereof, to transfer or assign any right or privilege appurtenant to the Leased Premises, or to allow any other person to occupy or use the Leased Premises or any portion thereof, are, for the purposes of California Civil Code section 1951.4, as amended from time-to-time, and for all other purposes, reasonable at the time that the Lease was entered into, and shall be deemed to be reasonable at the time that Tenant seeks to assign or transfer this Lease or any interest herein, to sublet the Leased Premises or any part thereof, to transfer or assign any right or privilege appurtenant to the Leased Premises, or to allow any other person to occupy or use the Leased Premises or any portion thereof.

14.2

By Landlord.    Landlord and its successors in interest shall have the right to transfer their interest in the Leased Premises and the Property at any time and to any person or entity. In event of any such transfer, the Landlord originally named herein (and in the case of any subsequent transfer, the transferor) from the date of such transfer:

(i)

shall be automatically relieved, without any further act by any person or entity, of all liability for the performance of the obligations of the Landlord hereunder which may accrue after the date of such transfer; and

(vi)

shall be relieved of all liability for the performance of the obligations of the Landlord hereunder which have accrued before the date of transfer only if its transferee agrees to assume and be bound by the terms of this Lease and to perform all obligations of the Landlord hereunder.

ARTICLE 15.

TERMINATION

15.1

Surrender of the Leased Premises.    Immediately prior to the expiration or upon the sooner termination of this Lease, Tenant shall remove all of Tenant’s Trade Fixtures (except if such non-removal has been previously consented to by Landlord) and other personal property, and vacate and surrender the Leased Premises to Landlord in the same condition as existed at the Commencement Date, and as improved from time-to-time as permitted by this Lease, reasonable wear and tear and damage by casualty excepted.

If Landlord so requests and provided Landlord duly delivered a Removal Notice with respect thereto, Tenant shall, not later than the expiration or sooner termination of this Lease, remove any Leasehold Improvements installed by Tenant after the Commencement Date designated by Landlord and repair all damage caused by such removal. If the Leased Premises are not so surrendered at the termination of this Lease, Tenant shall be liable to Landlord for all actual and reasonable costs incurred by Landlord in returning the Leased Premises to the required condition, plus interest on all costs incurred at the Agreed Interest Rate. Tenant shall indemnify Landlord against loss or liability resulting from delay by Tenant in so surrendering the Leased Premises, including, without limitation, any claims made by any succeeding tenant or losses to Landlord due to lost opportunities to lease to succeeding tenants, provided that Landlord gives Tenant at least 15 days’ advance notice of such claims. Tenant, on or before the end of the Term or sooner termination of this Lease, shall remove all of Tenant’s personal property and trade fixtures from the Premises, and all property not so removed on or before the end of the Term or sooner termination of this Lease shall be deemed abandoned by Tenant and title to same shall thereupon pass to Landlord without compensation to Tenant. Landlord may, upon termination of this Lease and five days’ prior notice to Tenant, remove all moveable furniture and equipment so abandoned by

Tenant, at Tenant’s sole cost, and repair any damage caused by such removal at Tenant’s sole cost. Nothing contained herein shall be construed as an extension of the Term hereof or as consent by Landlord to any holding over by Tenant. The voluntary or other surrender of this Lease or the Premises by Tenant or a mutual cancellation of this Lease shall not work as a merger and, at the option of Landlord, shall either terminate all or any existing subleases or sub-tenancies or operate as an assignment to Landlord of all or any such subleases or sub-tenancies.

15.2

Holding Over.    This Lease shall terminate without further notice at the expiration of the Lease Term. Any holding over by Tenant after expiration of the Lease Term shall not constitute a renewal or extension of the Lease or give Tenant any rights in or to the Leased Premises except as expressly provided in this Lease. Any holding over after such expiration with or without the consent of Landlord shall be construed to be a tenancy from month-to-month on the same terms and conditions herein specified insofar as applicable except that Base Monthly Rent shall be increased to an amount equal to one hundred fifty percent (150%) of the Base Monthly Rent required during the last month of the Lease Term, for a period of 60 days. Any holding over by Tenant after expiration of such initial 60-day period shall be construed as being a tenancy from month-to-month on the same terms and conditions herein specified insofar as applicable except that Base Monthly Rent shall be increased to an amount equal to two hundred percent (200%) of the Base Monthly Rent required during the last month of the Lease Term. Unless expressly consented to by Landlord, nothing in this section 15.2 shall limit Landlord’s rights or remedies, or be deemed a consent to any holdover.

ARTICLE 16.

LANDLORD’S RIGHT TO ENTER

16.1	Landlord’s Right to Enter. Tenant shall permit Landlord and its agents to enter the Leased Premises at all reasonable times following reasonable prior notice for the purpose of:

(i)	inspecting the same;

(ii)	posting notices of non-responsibility;

(iii)	supplying any service to be provided by Landlord to Tenant;

(iv)	showing the Leased Premises to prospective purchasers, mortgagees or tenants;

(v)	making necessary repairs;

(vi)	performing Tenant’s obligation when Tenant has failed to do so after written notice from Landlord and reasonable opportunity to cure;

(vii)	placing upon the Leased Premises ordinary “for lease” signs during the last six months of the Term, or “for sale” signs; or

(viii)	in the case of an emergency.

Notwithstanding the above, unless Tenant is in material Default beyond applicable cure period under the provisions of section 13.1 of this Lease, Landlord may show the Leased Premises to new tenants only during the last six months of the Lease Term at reasonable times, upon reasonable advance notice to Tenant. For each of the aforesaid purposes, Landlord may enter the Leased Premises by means of a master key, and Landlord shall have the right to use any and all means Landlord may deem reasonably necessary and proper to open the doors of the Leased Premises in an emergency. Any entry to the Leased Premises or portions thereof obtained by Landlord by any of said means, or otherwise, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of the Leased Premises, nor an eviction, actual or constructive, of Tenant from the Leased Premises or any portion thereof. Notwithstanding anything to the contrary contained in this Lease, any entry by Landlord and Landlord’s agents shall not impair Tenant’s operations more than reasonably necessary and shall comply with Tenant’s reasonable security procedures, and Tenant shall have the right to have an employee accompany Landlord and/or its agents at all times that Landlord and/or its agents are present on the Leased Premises, except in the case of an emergency or Tenant’s having vacated or abandoned the Leased Premises.

ARTICLE 17.

MORTGAGES AND TRANSFER

17.1

Subordination.    This Lease is subject and subordinate to all underlying ground leases, mortgages and deeds of trust which affect the Property and are of public record as of the Effective Date of this Lease, and to all renewals, modifications, consolidations, replacements and extensions thereof. However, if the lessor under any such lease, or any Lender holding such mortgage or deed of trust, shall advise Landlord that it desires or requires this Lease to be prior and superior thereto, then, upon prior written request of Landlord to Tenant, Tenant shall promptly execute, acknowledge and deliver any and all commercially reasonable documents or instruments which Landlord or such lessor or Lender deems necessary or desirable to make this Lease prior thereto; provided further that a pre-approved form of Subordination, Non-Disturbance, Attornment and Estoppel Agreement (“SNDA”) is attached to the Lease as Exhibit E such SNDA having been prepared by Landlord’s Lender (Wells Fargo Bank National Association). Landlord shall use commercially reasonable efforts to deliver from Landlord’s Lender an executed SNDA in the form of Exhibit E following execution of this Lease. At Landlord’s election, this Lease shall become and thereafter remain subject and subordinate to any and all future ground leases, mortgages or deeds of trust affecting the Property which may hereafter be executed and placed of public record after the Effective Date of this Lease, or any renewals, modifications, consolidations, replacements or extensions thereof, for the full amount of all advances made or to be made thereunder and without regard to the time or character of such advances, so long as the lessor of such ground lease, or the Lender holding the mortgage or deed of trust to which this Lease is to be subordinated, agrees that it will recognize Tenant’s rights under this Lease and not disturb its quiet possession of the Leased Premises so long as Tenant is not in default hereunder. Tenant agrees, within 10 business days after Landlord’s written request therefor, to execute, acknowledge and deliver upon request of Landlord any and all documents or instruments requested by Landlord or such lessor or mortgage holder(s) as may be necessary or proper to assure the subordination of this Lease to any such ground lease, mortgage or deed of trust. Additionally, Landlord shall use commercially reasonable efforts to obtain for Tenant’s benefit a commercially reasonable non-disturbance agreement from such Lender in the form attached hereto as Exhibit E. Landlord represents that it is not required to obtain the consent of any Lender in connection with Landlord’s execution of this Lease.

17.2	Tenant’s Attornment. Tenant shall attorn:

(i)	to any purchaser of the Building or Property at any foreclosure sale or private sale conducted pursuant to any security instrument encumbering the Building and/or the Property;

(ii)	to any grantee or transferee designated in any deed given in lieu of foreclosure, or

(iii)	to the lessor under any underlying ground lease should such ground lease be terminated.

17.3

Mortgagee Protection.    In the event of any material Default on the part of Landlord, Tenant shall use commercially reasonable efforts to give notice by overnight courier to any Lender or lessor under any underlying ground lease whose name and address have been provided to Tenant, and Tenant shall use commercially reasonable efforts to offer such Lender or lessor a commercially reasonable opportunity to cure the default, including time to obtain possession of the Leased Premises by power of sale or judicial foreclosure or other appropriate legal proceedings, if such should prove necessary to effect a cure.

17.4

Estoppel Certificates.    At all times during the Lease Term following any reasonable written request by Landlord, Tenant agrees to promptly execute and deliver to Landlord an estoppel certificate, except as otherwise set forth in such request,

(i)

certifying that this Lease is unmodified and in full force and effect, or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect;

(ii)	stating the date to which the rent and other charges are paid in advance, if any;

(iii)

acknowledging that there is not, to Tenant’s actual knowledge, any uncured default on the part of Landlord hereunder; and, if there are uncured defaults on the part of Landlord, stating the nature of such uncured defaults; and

(iv)	certifying such other information about the Lease as may be reasonably required by Landlord.

Tenant’s failure to deliver an estoppel certificate within 10 business days after receipt of Landlord’s request therefore shall be a conclusive admission by Tenant that, as of the date of the request for such statement:

(i)	this Lease is unmodified except as may be represented by Landlord in said request and is in full force and effect;

(ii)	there are no uncured defaults in Landlord’s performance; and

(iii)	no rent has been paid in advance.

17.5

Financial Statements.    At any time during the Lease Term (but not more than twice per calendar year unless Tenant is in Default), Tenant shall, within 15 business days after receipt of prior written notice from Landlord, provide Tenant’s Financial Information for the most recent completed calendar quarter prior to such request to Landlord and to any existing Lender, potential Lender, buyer and/or potential buyer of the Premises; provided that each such recipient shall have signed a non-disclosure agreement reasonable acceptable to Tenant. The “Financial Information” consists of a Tenant-prepared document which states revenue, expenses and cash balance, and shall be accompanied by a photocopy of Tenant’s bank statement. All such financial statements provided by Tenant to Landlord shall remain confidential; provided that Landlord may disclose such financial information to Landlord’s accountants, attorneys, investors, employees, lender, prospective lender, prospective buyer(s) or others who have a bona-fide need-to-know or as required by law; provided that each such recipient shall have signed a non-disclosure agreement reasonably acceptable to Tenant.

17.6

Landlord’s Lien Waiver    Provided that Tenant is not in Default after the expiration of any applicable notice and cure periods, Landlord agrees to execute and deliver from time to time in favor of Tenant’s lender(s) a landlord lien waiver and access agreement (in a form and substance mutually agreed upon between Landlord and lender and the cost of which negotiation and legal review by Landlord’s attorney shall be paid for by Tenant) pursuant to which Landlord will subordinate to the interest of such Tenant’s lender(s) Landlord’s interest, if any, in Tenant’s personal property and Trade Fixtures located in the Premises and, in accordance with the terms of such agreement, allow Tenant’s lender(s) reasonable access to the Premises in accordance with the terms of such lien waiver and access agreement in order to secure, in accordance with applicable Laws and with applicable credit documents, any such personal property and Trade Fixtures Tenant may have offered as collateral. Landlord agrees that this Lease does not grant Landlord any security interest in any of personal property and Trade Fixtures located in the Premises.

ARTICLE 18.

GENERAL PROVISIONS

18.1

Force Majeure.    The time for performance of an obligation other than the payment of money under this Lease shall be extended for the period during which a party is prevented from performing by acts of God, government, or other force or event beyond the reasonable control of that party.

18.2

Notices.    Any notice required or desired to be given regarding this Lease shall be in writing and shall be personally served or, in lieu of personal service, may be delivered by overnight courier or certified mail or by electronic facsimile transmission. If served by mail, such notice shall be deemed to have been given:

(i)

on the third business day after mailing if such notice was deposited in the United States Mail, certified mail and postage prepaid, addressed to the party to be served at its address as first above set forth, and

(ii)	in all other cases, when actually received.

Either party may change its address by giving notice of same in accordance with this section 18.2. All notices, demand, requests, advices or designations by Landlord to Tenant shall be deemed sufficiently given, made or delivered:

(i)	if personally served on Tenant by leaving same at the Premises; or

(ii)	if sent by United States Mail through either “certified” or “registered” processes or by overnight courier, postage or courier charges prepaid, addressed to Tenant at the Premises; or

(iii)	if sent to Tenant by means of electronic facsimile.

All notices, demands, requests, advices or designations by Tenant to Landlord shall be sent by United States certified or registered mail or overnight courier, postage or courier charges prepaid, addressed to Landlord at its offices at 3715 Haven Avenue, Suite 210, Menlo Park, California 94025.

18.3

Fees and Expenses.    All sums actually and reasonably incurred by Landlord enforcing or implementing the terms of this Lease in connection with any event of Tenant Default, or holding over of possession by Tenant after the expiration or earlier termination of this Lease, including, without limitation, all reasonable costs, expenses and actual accountants, appraisers, attorneys and other professional fees, and any collection agency or other collection charges, shall be due and payable by Tenant to Landlord within 20 days after receipt of written demand. Tenant’s obligation in this regard shall bear interest thereon at the Agreed Interest Rate, regardless of whether or not legal proceedings are, or have been, commenced to enforce the Lease. Tenant’s obligation in this regard includes reasonable attorneys’ fees and expenses arising in or related to a case brought by Tenant, its successors, assignees or subtenant(s) under Title 11 U.S.C., commonly known as “Bankruptcy Code” provisions; provided however, that in the event of a conflict between the provisions of this section and the provisions of the Bankruptcy Code, the provisions of the Bankruptcy Code shall prevail. If either Landlord or Tenant commences or engages in, or threatens to commence or engage in, an action by or against the other party arising out of or in connection with the interpretation of or enforcement of the terms, conditions and obligations of this Lease, including, but not limited to, any action for recovery of rent due and unpaid, or to recover possession of the Premises, or for damages for breach of this Lease, then the prevailing party shall be entitled to have and recover from the losing party reasonable attorneys’ fees, expert’s fees and costs, arbitrator’s fees and costs, discovery costs and expenses and other costs incurred in connection with the action, preparation for such action, any appeals relating thereto and enforcing any judgments rendered in connection therewith.

18.4

Corporate Authority.    If Tenant is a corporation (or a partnership), Tenant represents and warrants that each person executing this Lease on Tenant’s behalf is duly authorized to execute and deliver this Lease on behalf of said corporation in accordance with the bylaws of the said corporation (or partnership in accordance with the partnership agreement of said partnership) and that this Lease is binding upon said corporation (or partnership) in accordance with its terms. If Tenant is a corporation, Tenant does hereby covenant and warrant that Tenant is a duly authorized and existing corporation, that Tenant has and is qualified to do business in California and that the corporation has full right and authority to enter into this Lease.

18.5

Additional Definitions.    Any term to which a special meaning is given in this Lease shall have such meaning when used in this Lease or any addendum or amendment hereto. As used herein, the following terms shall have the following meanings:

18.5.1	Agreed Interest Rate. The term “Agreed Interest Rate” shall mean an interest rate of either ten percent (10%) per annum, or the maximum applicable rate permitted by law, whichever is less.

18.5.2

Common Area.    The term “Common Area” shall mean all areas and facilities within the Property that are provided and designated by Landlord, from time-to-time, for general use and convenience of the lessees and occupants of all or any part of the Property, including, without limitation, the parking areas and facilities, access and perimeter roads, pedestrian sidewalks, landscaped areas, elevator, stairs and stairwell, and the like.

18.5.3	CPI. Intentionally omitted.

18.5.4	Effective Date. The term “Effective Date” shall mean the Reference Date.

18.5.5

Law.    The term “Law” shall mean any judicial decision, statute, constitution, ordinance, resolution, regulation, rule, administrative order, or other requirement of any municipal, county, state, federal or other government agency or authority having jurisdiction over the parties to this Lease or the Leased Premises or both, in effect either at the Effective Date of this Lease or any time during the Lease Term, including, without limitation, any regulation, order, or policy of any quasi-governmental entity or body (e.g., board of fire examiners, public utilities or special district).

18.5.6

Leasehold Improvements.    The term “Leasehold Improvements” shall mean all improvements, additions, alterations, and fixtures installed in the Leased Premises by Tenant during the Term, at its expense, which are not Trade Fixtures.

18.5.7

Lender.    The term “Lender” shall mean any beneficiary, mortgagee, secured party, or other holder of any deed of trust, mortgage or other written security device or agreement affecting the Property, and the note or other obligations secured by it.

18.5.8

Private Restrictions.    The term “Private Restrictions” shall mean all recorded covenants, conditions and restrictions, private agreements, reciprocal easement agreements, and any other recorded instruments affecting the use of the Leased Premises as they may exist from time-to-time.

18.5.9

Trade Fixtures.    The term “Trade Fixtures” shall mean anything affixed to the Leased Premises by Tenant, at its expense, for the purposes of trade, manufacture, ornament, or domestic use (except replacement of similar work or material originally installed by Landlord) which can be removed without injury to the Leased Premises unless such thing has, by the manner in which it is affixed, become an integral part of the Leased Premises; provided, however, that all of Tenant’s signs shall be Trade Fixtures regardless of how affixed to the Leased Premises.

18.6	Construction of Meaning and Other Miscellaneous Provisions.

(1)

Should any provision of this Lease prove to be invalid or illegal, such invalidity or illegality shall in no way affect, impair or invalidate any other provision hereof, and such remaining provisions shall remain in full force and effect.

(2)	Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

(3)

The captions used in this Lease are for convenience only and shall not be considered in the construction or interpretation of any provision hereof.(4) Any executed copy of this Lease shall be deemed an original for all purposes.

(5)	This Lease shall, subject to the provisions regarding assignment, apply to and bind the respective heirs, successors, executors, administrators, and assigns of Landlord and Tenant.

(6)	“Party” shall mean Landlord or Tenant, as the context implies.

(7)	If Tenant consists of more than one person or entity, then all members of Tenant shall be jointly and severally liable hereunder.

(8)	This Lease shall be construed and enforced in accordance with the laws of the State of California.

(9)	The language in all parts of this Lease shall in all cases be construed as a whole according to its fair meaning, and not strictly for or against either Landlord or Tenant.

(10)	When the context of this Lease requires, the neuter gender includes the masculine, the feminine, a partnership or corporation or joint venture, and the singular includes the plural.

(11)	The terms “shall,” “will” and “agree” are mandatory. The term “may” is permissive.

(12)	When a party is required to do something by this Lease, it shall do so at its sole cost and expense, without right of reimbursement from the other party unless specific provision is made therefor.

(13)	All measurements of gross leasable area shall be made from the outside faces of exterior walls and the centerline of joint partitions.

(14)	Landlord makes no covenant nor warranty as to the exact square footage of any area.

(15)

Where Tenant is obligated not to perform any act, Tenant is also obligated to restrain any others within its reasonable control from performing said act, including agents, invitees, contractors, subcontractors and employees.

(16)	Landlord shall not become, nor be deemed to be a partner nor a joint venturer with Tenant by reason of the provisions of this Lease.

(17)

Unless otherwise specifically provided in this Lease, (a) each party shall act in a reasonable manner in exercising and undertaking its rights, duties and obligations under this Lease, and (b) whenever approval, consent or satisfaction (collectively, an “approval”) is required of a party pursuant to this Lease or an exhibit hereto, such approval shall not be unreasonably withheld, conditioned or delayed. Unless provision is made for a specific time period, approval (or disapproval) shall be given within 10 days after receipt of the written request for approval.

18.7

Quiet Enjoyment.    Upon the observance and performance of all the covenants, terms, and conditions on Tenant’s part to be observed and performed, and subject to the other provisions of this Lease, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term without hindrance or interruption by Landlord or any other person claiming by or through Landlord. Landlord agrees to make reasonable efforts to protect Tenant from interference or disturbance by other tenants or third parties not claiming by or through Landlord; however, Landlord shall not be liable for any interference or disturbance, nor shall Tenant be released from any of the obligations of this Lease because of such interference or disturbance.

18.8	Landlord Representations. Landlord represents to Tenant that it is the owner in fee simple of the Property with full power and authority to enter into this Lease.

18.9

Brokerage Commissions.    Tenant warrants that it has not had any dealings with any real estate brokers, leasing agents, salesmen, or incurred any obligations for the payment of real estate brokerage commissions or finder’s fees which would be earned or due and payable by reason of the execution of this Lease other than Jones Lang LaSalle, representing Tenant. Landlord warrants that it has not had any dealings with any real estate brokers, leasing agents, salesmen, or incurred any obligations for the payment of real estate brokerage commissions or finder’s fees which would be earned or due and payable by reason of the execution of this Lease other than Newmark Cornish & Carey and Deerfield Realty Corporation (collectively, the “Brokers”), which Brokers have represented Landlord. Landlord shall be solely responsible for the payment of Brokerage Commission to the above-identified real estate brokers pursuant to separate agreement. Landlord shall pay the brokerage commissions one-half (1/☐) upon Lease execution and the remaining one-half (1/☐) upon the Commencement Date of the Lease. Tenant hereby agrees to and shall indemnify, defend, and hold harmless Landlord from and against any and all claims, liabilities, causes of action, damages, including reasonable attorneys’ fees and costs, arising out of any claims or causes of action that may be asserted against Landlord by any other broker, finder or other real estate agent with whom Tenant has purportedly dealt, in connection with the subject matter of this Lease. Landlord hereby agrees to and shall indemnify, defend and hold harmless Tenant from and against any and all claims, liabilities, causes of action, damages, including reasonable attorneys’ fees and costs, arising out of any claims or causes of action which may be asserted against Tenant by any other broker, finder, or other real estate agent with whom Landlord has purportedly dealt in connection with the subject matter of this Lease.

18.10

Entire Agreement.    The Lease, Exhibit A (Site Plan), Exhibit B (Floor Plan), Exhibit C (Rules and Regulations), Exhibit D (Commencement Date/Acceptance Agreement), Exhibit E (Wells Fargo Bank SNDA Form) and Exhibit F (Furniture) which are attached hereto and, by this reference, incorporated herein, constitute the entire agreement between the parties. There are no binding agreements or representations between the parties, except as expressed herein. Except as expressly set forth in this Lease, Tenant acknowledges that neither Landlord nor Landlord’s agent(s) has made any representation or warranty as to:

(i)	whether the Leased Premises may be used for Tenant’s intended use under existing law, or

(ii)	the suitability of the Leased Premises or the Common Area for the conduct of Tenant’s business, nor the condition of any of the improvements located thereon.

Tenant expressly waives all claims for damage by reason of any statement, representation, warranty, promise or other agreement of Landlord or Landlord’s agent(s), if any, not contained in this Lease or in any addendum or amendment hereto. No subsequent change or addition to this Lease shall be binding unless in writing and signed by the parties hereto.

18.11

Security Measures.    Tenant hereby acknowledges that the rent payable to Landlord hereunder does not include the costs of guard service or other security measures, and that Landlord shall have no obligation whatsoever to provide same. Tenant assumes all responsibility for the protection of the Leased Premises, of Tenant, of Tenant’s invitees and their property from acts of third parties.

18.12

Signatures Required/Non-Binding Offer.    Submission of this Lease for examination or signature by Tenant does not constitute an offer or option for lease, and it is not effective as a lease or otherwise until executed and delivered by both Landlord and Tenant.

18.13

Acknowledgement of California Civil Code Section 1938 Disclosure.    Tenant acknowledges review of the provision of the Lease wherein Tenant is hereby advised by Landlord, in compliance with the provisions of California Civil Code Section 1938, that the Premises being leased to Tenant have not undergone inspection by a Certified Access Specialist (CASp) related to whether or not the site meets all applicable construction-related accessibility standards.

18.14

Abandonment.    In the event that Tenant abandons said Premises, or become dispossessed of said Premises by process or operation of Law, then any Personal Property belonging to Tenant which is left on the Premises after Tenant’s departure may, in Landlord’s sole discretion, be deemed to have been abandoned by Tenant, except such Property as may be mortgaged by Tenant to a third party lien holder. Notwithstanding the above, it shall not be deemed an event of Tenant’s default under the Lease if Tenant leaves all or any part of the Premises vacant, so long as (a) Tenant is performing all of its other obligations under the Lease, including, but not limited to, the obligation to pay Rent, (b) Tenant provides onsite security, during normal business hours, for those parts of the Premises left vacant, (c) Tenant continues to satisfy its maintenance and repair obligations pursuant to section 6.1 of this Lease.

18.15

Furniture.    Landlord and Tenant acknowledge and agree that during the initial Lease Term and any extensions thereof, Landlord shall lease to Tenant, at no additional cost or expense, all of those certain furniture systems listed in Exhibit E attached hereto and made a part hereof (“Furniture”) which such Furniture shall be delivered to Tenant in good condition and repair. Such leasing of the Furniture to Tenant is subject to all of the terms of this Lease, without recourse, representation or warranty of any kind or nature, express or implied, including without limitation, habitability, merchantability or fitness for a particular purpose, except as specifically set forth in this section 18.15. At the expiration of earlier termination of this Lease, the Furniture shall be returned and surrendered to Landlord in good condition and repair, reasonable wear and tear and damage by Landlord excepted. Landlord shall have no obligation to repair, maintain or insure any of the Furniture, which shall be the sole expense and obligation of Tenant during the Lease Term and any extensions thereof. Tenant shall not have the right or ability to (i) remove or materially modify the Furniture or (ii) assign or sublet any of the Furniture except in conjunction with this Lease and the Premises. Tenant shall pay any taxes, assessments and insurance premiums attributable to the Furniture. Tenant shall inform Landlord prior to the Commencement Date if any of the Furniture identified on Exhibit E is to be removed, in which case Landlord shall promptly remove such Furniture which Tenant identifies it does not want to utilize in the Premises.

ARTICLE 19.

ENVIRONMENTAL MATTERS

19.1	Tenant’s Covenants Regarding Hazardous Materials.

19.1.1.

Tenant shall at all times and in all respects comply with all Laws (“Hazardous Materials Laws”) relating to industrial hygiene, environmental protection, or the use, analysis, generation, manufacturer, storage, disposal or transportation of any oil, flammable explosives, asbestos, urea formaldehyde, radioactive materials or waste, or other hazardous, toxic, contaminated or polluting materials, substances or wastes, including, without limitation, any “hazardous substances,” (“Hazardous Materials”) in connection with its use of the Leased Premises. The term Hazardous Materials shall not include consumer quantities of cleaning products carried by Tenant in its daily course of business.

19.1.2

Tenant shall at its own expense procure, maintain in effect and comply with all conditions of any and all permits, licenses and other governmental and regulatory approvals required for Tenant’s use of the Leased Premises, including, without limitation, discharge of (appropriately treated) materials or waste into or through any sanitary sewer serving the Leased Premises. Except as discharged into the sanitary sewer in accordance and conformity with all applicable Hazardous Materials, Tenant shall cause any and all Hazardous Materials removed from the Leased Premises to be removed and transported solely by duly licensed haulers to duly licensed facilities for final disposal of such materials and waste. Tenant shall in all respects handle, treat, deal with and manage any and all Hazardous

Materials in, or under or about the Leased Premises in total conformity with all applicable Hazardous Materials Laws. Upon expiration or earlier termination of the term of the Lease, Tenant shall cause all Hazardous Materials which were introduced by Tenant to be removed from the Leased Premises and transported for use, storage or disposal in accordance and in compliance with all applicable Hazardous Materials Laws. Tenant shall not take any remedial action in response to the presence of any Hazardous Materials in or about the Leased Premises or any building, nor enter into any settlement agreement, consent decree or other compromise in respect to any claims relating to any Hazardous Materials in any way connected with the Leased Premises, without first notifying Landlord of Tenant’s intention to do so and affording Landlord ample opportunity to appear, intervene or otherwise appropriately assert and protect Landlord’s interest with respect thereto.

19.1.3	Tenant shall immediately notify Landlord in writing of:

A.	any enforcement, cleanup, removal or other governmental or regulatory action instituted, completed or threatened pursuant to any Hazardous Materials Laws with respect to the Leased Premises;

B.

any claim made or threatened by any person against Tenant or the Leased Premises relating to damage, contribution, cost recovery compensation, loss or injury resulting from or claimed to result from any Hazardous Materials; and

C.

any reports made to any environmental agency arising out of or in connection with any Hazardous Materials in or removed from the Leased Premises, including any complaints, notices, warnings or asserted violations in connection therewith. Tenant shall also supply to Landlord as promptly as possible, and in any event within five business days after Tenant’s receipt of same, copies of all claims, reports, complaints, notices, warnings or asserted violations related in any way to the Premises or Tenant’s use thereof. Tenant shall promptly deliver to Landlord copies of any Hazardous waste manifest reflecting the legal and proper disposal of all Hazardous Materials removed from the Leased Premises.

19.2

Indemnification of Landlord.    Tenant shall indemnify, protect, defend by counsel reasonably acceptable to Landlord, and hold Landlord and each of Landlord’s partners, employees, agents, attorneys, successors, and assigns, free and harmless from and against any and all claims, liabilities, penalties, forfeitures, losses or reasonable expenses (including reasonable attorney’s fees) or death or injury to any person, or damage to any property whatsoever arising from or caused in whole or in part, directly or indirectly by:

(A)	the presence in, or under or about the Leased Premises caused by Tenant or discharge by Tenant in or from the Leased Premises of any Hazardous Materials,

or Tenant’s use, analysis, storage, transportation, disposal, release, threatened release, discharge or generation of Hazardous Materials to, in, on, under, about or from the Leased Premises; or

(B)	Tenant’s failure to comply with any Hazardous Materials Law.

Tenant’s obligations hereunder shall include, without limitation, all reasonable costs of any required or necessary repair, cleanup or detoxification or decontamination of the Leased Premises, and the preparation and implementation of any closure, remedial action or other required plans in connection therewith. Tenant’s obligations under this section 19.2 shall survive the expiration or earlier termination of the Lease Term. For purposes of the release and indemnity provision set forth in this section 19.2, any actions or omissions of Tenant or by employees, agents, assignees, contractors or subcontractors of Tenant or others acting for or on behalf of Tenant shall be attributable to Tenant.

Notwithstanding anything to the contrary contained herein, under no circumstance shall Tenant be liable for any losses, costs, claims, liabilities or damages (including attorneys’ and consultants’ fees) of any type or nature, directly or indirectly arising out of or in connection with any Hazardous Materials present at any time on or about the Premises, the Building or the Project, or the violation of any Hazardous Materials Laws, except to the extent that any of the foregoing actually results from the storage, use, release or disposal of Hazardous Materials by Tenant or its agents, employees, assignees, contractors or subcontractors in violation of applicable Hazardous Materials Laws. Landlord specifically represents that, at the time of execution of this Lease by all parties, to the best of Landlord’s actual knowledge without a duty to investigate (but Landlord has not received notice from any third party to the contrary, as of the Reference Date), there are no known areas on the Property where Hazardous Materials have been used, stored or deposited.

19.3

Indemnification of Tenant.    Landlord shall defend, indemnify, protect, and hold Tenant and each of Tenant’s partners, employees, agents, attorneys, successors, and assigns, free and harmless from and against all claims, liabilities, penalties, forfeitures, losses, expenses (including reasonable attorney’s fees) or death of or injury to any person or damage to any property to the extent arising from or caused directly or indirectly by Landlord’s use, analysis, storage, transportation, disposal, release, threatened release, discharge or generation of Hazardous Materials to, in, on, under, about or from the Property.

19.3.1

Notwithstanding the foregoing to the contrary, Landlord shall be responsible, at Landlord’s sole cost and expense, for removing, remediating, or otherwise abating all Hazardous Materials found to be located on, in, or under the Property as of the Effective Date (collectively, the “Pre-Existing Hazardous Materials”) with the understanding that Landlord’s obligations hereunder to remove, remediate or otherwise abate, such Pre-Existing Hazardous Materials, shall be solely determined by the San Mateo County Health Department or other governmental agency which shall order or require such removal, remediation or abatement. The mere presence of Pre-Existing Hazardous Materials shall trigger no obligation on the part of Landlord to remediate such environmental condition. If ordered by the appropriate governmental agency, Landlord shall use its reasonable efforts to remediate such Pre-Existing Hazardous Materials in a manner that does not unreasonably interfere with Tenant’s use and operation of the Property.

19.3.2

Provided further, that in the event it is determined that the ambient air within the Premises or Building is contaminated by Hazardous Materials and unsafe for human occupancy, Tenant shall have the option to terminate the Lease upon providing written notice to Landlord of Tenant’s election, the reason for such Lease Termination and reasonable evidence supporting Tenant’s belief that the Premises are contaminated and unsafe for its employees and human occupancy.

19.4

Prior Written Notice to Landlord & Environmental Protection Agency (“EPA”).    Tenant hereby agrees to obtain both Landlord and EPA written approval of any Building and construction, design, plans and specifications, before conducting any construction activities that may create or impact potential conduits into the Building (e.g., penetration of the Building foundation slab, subsurface structures, utility vaults), and addressing any potential preferential pathways for subsurface vapors to enter into the Building through such conduits.

ARTICLE 20.

ROOF ACCESS

20.1

Roof Access. Tenant shall be entitled, at Tenant’s sole cost and expense, to have reasonable access to the roof located immediately over the Premises for purposes of installing and maintaining satellite dishes, microwave antennae and related equipment on the roof of the Building (collectively, “Rooftop Equipment”), subject to and in accordance with the following:

20.1.1

The locations, size, appearance, screening and method of attachment of such Rooftop Equipment shall be subject to the prior written approval (not to be unreasonably withheld) of Landlord. Except for Rooftop Equipment so approved by Landlord, Tenant shall not install or permit any of its vendors or contractors to install any Rooftop Equipment or related equipment in, on or under the Property.

20.1.2

The installation, maintenance, repair, replacement and removal of the Rooftop Equipment must be approved by and coordinated through Landlord and shall be conducted in such a manner as to minimize interference with the operation or use of the Building by Tenant or other tenants. Any roof penetrations shall be completed only by a roofing contractor reasonably approved in writing by Landlord.

20.1.3	Tenant shall install the Rooftop Equipment in a good and workmanlike manner, shall repair all damage to the Property arising in connection with the installation,

operation, maintenance, repair and replacement of the Rooftop Equipment, and shall maintain the Rooftop Equipment in a safe, sound, clean and slightly condition. Tenant shall not, in the installation, operation, maintenance, repair or replacement of the Rooftop Equipment: (i) damage the Property or any portion thereof; (ii) interfere with the maintenance or operation of the Building or any mechanical or other systems of the Building, nor the operations of any tenants of the Building; (iii) violate the provisions of any insurance on the Building or its contents; (iv) interfere with the operation of any television, radio, radio phone, microwave, antenna, satellite or other equipment or communications operations in or on the Property; or (v) interfere with the operation of any then existing television, radio, radio phone, microwave, antenna, satellite or other equipment or communications operations in or on the Property.

20.1.4

Tenant, at its expense shall, prior to the installation of the Rooftop Equipment, secure and at all times thereafter maintain all required approvals and permits, if any, of all applicable governmental authorities, utility companies and others required in connection with the installation of the Rooftop Equipment. Landlord makes no representation that applicable laws, ordinances or regulations permit the installation or operation of the Rooftop Equipment and related equipment. Tenant shall at all times comply with all laws and ordinances and all rules and regulations of municipal, state and federal governmental authorities relating to the installation, operation, maintenance, repair and replacement of the Rooftop Equipment and Tenant shall pay all costs, expenses, fines, penalties and damages which may be incurred or imposed by reason of or arising out of Tenant’s failure to fully and promptly comply with and observe all such laws, ordinances, orders, rules and regulations.

20.1.5

Tenant shall pay all costs and expenses incurred in connection with the design, installation, operation, maintenance, repair and replacement of the Rooftop Equipment. If Landlord incurs any costs resulting from Tenant’s failure to perform any of its obligations with respect to the Rooftop Equipment as set forth herein, Tenant shall pay to Landlord the full amount thereof within ten (10) days following Tenant’s receipt of an invoice therefor.

20.1.6

Tenant assumes all liability for, and shall indemnify and hold Landlord harmless from and against any and all claims, liabilities, liens, losses, costs and expenses (collectively, “Claims”) to which may be sustained or incurred by Landlord (and through no fault or negligence of Landlord or Landlord’s agents, employees or contractors) as a result of or in connection with the installation, operation, maintenance, repair and replacement of the Rooftop Equipment, including without limitation, any and all Claims of mechanics and materialmen furnishing labor and materials in connection with the design, installation, operation, maintenance, repair or replacement of the Rooftop Equipment, Claims for death or injury to any persons and for loss, damage or injury to any property, Claims by other tenants and service provider personnel and attorney’s fees and other expenses incurred by Landlord or its agents in defending any such Claim.

20.1.7	At the termination of this Lease by lapse of time or otherwise, Tenant shall remove the Rooftop Equipment and restore any damage to the Property arising in connection therewith.

20.1.8

If Tenant fails to timely comply with any of its obligations under this Article, Landlord shall be entitled, at Tenant’s sole cost and expense, to take such actions as may be required to effect such compliance, and Tenant agrees to pay to Landlord promptly on demand all reasonable out-of-pocket costs and expenses incurred by Landlord in effecting such compliance.

If an event of Default by Tenant occurs under this Lease which is not cured within applicable notice and cure periods, if any, Landlord shall be entitled to revoke Tenant’s rights under this section, in which event, Tenant shall remove such Rooftop Equipment and restore the roof of the Building to the condition existing prior to installation of the Rooftop Equipment.

ARTICLE 21.

OPTION TO EXTEND LEASE

21.1	Option to Extend Lease Term. Landlord hereby grants to Tenant an option to extend the Lease Term for a three (3) year period (“Option Period”) on the following terms and conditions:

A.

Tenant must give Landlord notice in writing of its exercise of the option no earlier than 12 months before the date the Lease Term would end, but for the exercise of the said option, and no later than 9 months before the date the Lease Term would end, but for the exercise of the said option.

B.

Tenant may not extend the Lease Term pursuant to the option granted by this paragraph if Tenant is in Default beyond any applicable notice and cure period as of the date of exercise of the option, or as of the date this Lease would have been terminated but for said exercise.

C.	All terms, covenants and conditions of this Lease shall apply during the Option Period, except that the Base Monthly Rent for the Option Period shall be determined as provided in section D below.

D.

The Base Monthly Rent for the Option Period shall be the greater of the Base Monthly Rent payable for the last month of the Lease Term or then fair market monthly rent determined as of the commencement of the Option Period, based upon a lease for premises of like size, quality and location in the Menlo Park area. If the parties are unable to agree upon the fair market monthly rent for the Premises for the Option Period within 30 days from Tenant’s delivery of notice of exercise of the option, then the fair market monthly rent shall be determined by appraisal conducted pursuant to subsection E of this paragraph.

E.

In the event it becomes necessary to determine by appraisal the fair market rent of the Premises for the purpose of establishing the Base Monthly Rent during the Option Period, then such fair market monthly rent shall be determined by three real estate appraisers, all of whom shall be members of the American Institute of Real Estate Appraisers, with not less than five years’ experience appraising real property (other than residential or agricultural property) located in San Mateo County, California, in accordance with the following procedures:

(i)

The party demanding an appraisal (the “Notifying Party”) shall notify the other party (the “Non-Notifying Party”) thereof by delivering a written demand for appraisal, which demand, to be effective, must give the name, address, and qualifications of an appraiser selected by the Notifying Party. Within 10 days of receipt of said demand, the Non-Notifying Party shall select its appraiser and notify the Notifying Party, in writing, of the name, address, and qualifications of an appraiser selected by it. Failure by the Non-Notifying Party to select a qualified appraiser within said 10 day period shall be deemed a waiver of its right to select a second appraiser on its own behalf; and the Notifying Party shall select a second appraiser on behalf of the Non-Notifying Party within five days after the expiration of said 10 day period. Within 10 days from the date the second appraiser shall have been appointed, the two appraisers so selected shall appoint a third appraiser. If the two appraisers fail to select a third qualified appraiser, the third appraiser shall be selected by the American Arbitration Association or if it shall refuse to perform this function, then at the request of either Landlord or Tenant, such third appraiser shall be promptly appointed by the American Arbitration Association or, if it shall refuse to perform this function then, at the request of either Landlord or Tenant, such third appraiser shall be promptly appointed by the then Presiding Judge of the Superior Court of the State of California, County of San Mateo.

(ii)

The three appraisers so selected shall meet in Menlo Park, California, not later than 20 days following the selection of the third appraiser. At said meeting the appraisers so selected shall attempt to determine the fair market monthly rent of the Premises for the Option Period.

(iii)

If the appraisers so selected are unable to complete their determinations in one meeting, they may continue to consult at such times as they deem necessary for a 15 day period from the date of the first meeting, in an attempt to have at least two of them agree. If, at the initial meeting or at any time during said 15 day period, two or more of the appraisers so selected agree on the fair market rent of the Leased Premises, such agreement shall be determinative and binding on the parties hereto, and the agreeing appraisers shall, in simple letter form executed by the agreeing appraisers, forthwith notify both Landlord and Tenant of the amount set by such agreement.

(iv)

If two or more appraisers do not so agree within said 15 day period, then each appraiser shall, within five days after the expiration of said 15 day period, submit his independent appraisal in simple letter form to Landlord and Tenant stating his determination of the fair market rent of the Premises for the Option Period. The parties shall then determine the fair market rent for the Premises by determining the average of the fair market rent set by each of the appraisers. However, if the lowest appraisal is less than ninety-five percent (95%) of the middle appraisal then such lowest appraisal shall be disregarded and/or if the highest appraisal is greater than one hundred five percent (105%) of the middle appraisal then such highest appraisal shall be disregarded. If the fair market rent set by any appraisal is so disregarded, then the average shall be determined by computing the average set by the other appraisals that have not been disregarded.

(v)

Nothing contained herein shall prevent Landlord and Tenant from jointly selecting a single appraiser to determine the fair market rent of the Premises, in which event the determination of such appraisal shall be conclusively deemed the fair market rent of the Premises.

(vi)

Each party shall bear the fees and expenses of the appraiser selected by or for it, and the fees and expenses of the third appraiser (or the joint appraiser if one joint appraiser if one joint appraiser is used) shall be borne fifty percent (50%) by Landlord and fifty percent (50%) by Tenant.

F.

The option rights of Tenant under the within article 21 of this Lease, and the extended term thereunder, are granted solely and exclusively for Tenants’ personal benefit and may not be assigned or transferred by Tenant other than as part of a Voluntary Permitted Transfer.

G.	The Base Monthly Rent for the remainder of the Option Period shall be adjusted by annual increases of three (3%) percent.

ARTICLE 22.

TENANT’S RIGHT-OF-FIRST-OFFER

22.1

Tenant’s Right-of-First-Offer (“ROFO”) Option. Notwithstanding the above, and subject to the currently existing option rights of other tenants (and/or their successors) in the Building as of the date of this Lease, Tenant shall be granted a one-time (as to each suite) right-of-first-offer option throughout the Lease Term as to any available space in Suites 110 and 210 of the Building (“ROFO Space”), which is returned to Landlord after any existing leases affecting the Property are terminated including the waiver or completion of any extensions or renewals with such third party tenants.

22.1.1

The option rights of Tenant under this Article 22 of the Lease are granted solely and exclusively for Tenant’s personal benefit and may not be transferred by Tenant without Landlord’s prior consent other than as part of a Voluntary Permitted Transfer.

22.1.2

The option rights of Tenant under this Article 22 of the Lease may not be exercised at any time in which Tenant is in material default of the terms, conditions and provisions of the Lease beyond any applicable cure period.

22.1.3

Prior to negotiations with any person or entity other than Tenant for any ROFO Space, Landlord will provide Tenant with a written notice (“ROFO Notice”) specifying the amount of space which will be available, the date of availability of such ROFO Space, and the amount of Base Monthly Rent which the Landlord is willing to accept. After its receipt of the ROFO Notice, Tenant will have five (5) business days to notify Landlord in writing that it wishes to lease all of the ROFO Space. After thirty (30) days of negotiations, should Tenant decline to execute a lease of the ROFO Space, Landlord shall be free to lease the ROFO Space to a third party; on terms and conditions with such third party that are within five percent (5%) of the Base Monthly Rent set forth in the ROFO Notice delivered to Tenant.

22.1.4

In the event Tenant exercises its ROFO option rights under the provisions of this Article 22 of the Lease, Tenant agrees that all of the ROFO Space will be taken “AS IS” with no improvements nor tenant allowance improvement monies from Landlord, except as set forth in the ROFO Notice or otherwise agreed to by the parties.

Signatures on next page

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease with the intent to be legally bound thereby, to be effective as of the Effective Date of this Lease.

LANDLORD		TENANT

DEERFIELD CAMPBELL LLC, a		SIGHT SCIENCES, INC.,
California limited liability company		a Delaware corporation

By:	/s/ Tito J. Bianchi	By:	/s/ Jesse Selnick
	Tito J. Bianchi, President of DEERFIELD CAMPBELL, LLC	Name:	Jesse Selnick

Its:	Manager	Its:	Chief Financial Officer

Dated:	2/5/2021	Dated:	2/5/2021

EXHIBIT A

(SEE ATTACHED SITE PLAN)

[Intentionally Omitted]

EXHIBIT B

(SEE ATTACHED FLOOR PLAN)

[Intentionally Omitted]

EXHIBIT C

RULES AND REGULATIONS

1.    Sidewalks, halls, passages, exits, entrances, elevators and stairways shall not be obstructed by Tenant, nor used by Tenant for any purpose other than for ingress and egress from the Premises. Tenant, Tenant’s employees and invitees shall not go upon the roof of the Building or any other buildings on the Property, except as authorized by Landlord.

2.    No sign, placard, picture, name, advertisement or notice visible from the exterior of the Premises or the Building shall be inscribed, painted, affixed, installed or otherwise displayed by Tenant either on the Premises or any part of the Building or anywhere else on the Property without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed, and Landlord shall have the right to remove any such sign, placard, picture, name, advertisement or notice without notice to and at the expense of Tenant. All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at the expense of Tenant by a person reasonably approved by Landlord.

3.    The bulletin board or directory of the Building will be provided exclusively for the display of the name and location of tenants of the Building only and Landlord reserves the right to exclude any other names therefrom.

4.    No curtains, draperies, blinds, shutters, shades, screens or other coverings, awnings, hangings or decorations shall be attached to, hung or placed in, or used in connection with any window, door or patio on the Premises without the prior written consent of Landlord. In any event with the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed, all such items shall be installed inboard of Landlord’s window coverings and shall not in any way be visible from the exterior of the Building. No articles shall be placed or kept on the window sills so as to be visible from the exterior of the Building. No articles shall be placed against glass partitions or doors which might appear unsightly from outside the Building.

5.    Landlord reserves the right to exclude from the Building between the hours of 6:00 p.m. and 8:00 a.m. and at all hours on Saturdays, Sundays and holidays all persons who are not clients, guests or employees of tenants of the Building.

6.    Tenant shall not employ any person or persons other than the janitor of Landlord for the purpose of cleaning the Premises unless otherwise agreed to by Landlord in writing, which agreement shall not be unreasonably withheld. Except with written consent of Landlord, no person or persons other than those approved by Landlord shall be permitted to enter the Building for the purpose of cleaning the same. Tenant shall not cause any unnecessary labor by reason of Tenant’s carelessness or indifference in the preservation of good order and cleanliness of the Premises.

7.    Regular janitor service to common areas to be furnished Monday through Friday evenings.

8.    All entrance doors in the Premises shall be locked when the Premises are not in use, and all doors opening to pubic corridors shall be kept closed except for normal ingress and egress from the Premises.

9.    As more specifically provided in the Lease, Tenant shall not waste electricity, water heating or air conditioning and agrees to cooperate fully with Landlord to assure the most effective operation of the Building’s heating and air conditioning, and shall refrain from attempting to adjust any controls other than room thermostats installed for Tenant’s use. Landlord shall have the right to control and operate the public portions of the Building, the public facilities, and facilities furnished for the common use of the tenants, in such manner as its deems best for the benefit of the tenants generally.

10.    Tenant shall keep and cause to be kept closed, as reasonable, all window coverings when reasonably necessary because of the sun’s position.

11.    Tenant shall not alter any lock or access device or install a new or additional lock or access device or any bolt on any door of the Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. If Landlord shall give its consent, Tenant shall in each case furnish Landlord with a key for any such lock.

12.    Tenant shall not make or have made additional copies of any keys or access devices provided by Landlord unless agreed-to by Landlord, which agreement shall not be unreasonably withheld, conditioned or delayed. Tenant, upon the termination of the tenancy, shall deliver to Landlord all the keys or access devices for the Building, offices, rooms and toilet rooms which shall have been furnished to Tenant or which Tenant shall have had made. In the event of the loss of any keys or access devices so furnished by Landlord, Tenant shall pay Landlord therefor. Tenant shall be responsible for all keys and access devices issued to Tenant’s employees. Tenant shall collect all keys and access devices from employees at the time of termination of their employment and return same to Landlord’s property manager. Tenant shall notify Landlord’s property manager of new employees so Landlord’s property manager can add their names to the security system list and issue access devices as needed (if applicable).

13.    The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein, and the expense of any breakage, stoppage or damage resulting from the violation of this rule by Tenant or Tenant’s employees or invitees shall be borne by Tenant.

14.    Tenant shall not use or keep in the Leased Premises or the Building any kerosene, gasoline or inflammable or combustible fluid or material other than limited quantities necessary for the operation or maintenance of office equipment. Tenant shall not use any method of heating or air conditioning other than that supplied by Landlord.

15.    Tenant shall not use, keep or permit to be used or kept in the Leased Premises any foul or noxious gas or substance or permit or suffer the Leased Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors and/or vibrations or interfere in any way with other tenants or those having business therein, nor shall any animals or birds be brought or kept in or about the Premises or the Building (except for dogs subject to compliance with Tenant’s “Bring Your Dog To Work Policy”, service animals and service birds).

16.    No cooking shall be done or permitted by Tenant on the Leased Premises except the use by the Tenant of approved equipment provided by Landlord in the designated kitchen area for the preparation or coffee, tea, hot chocolate and similar beverages for Tenant and its employees, as well as for the preparation of food or beverages in the microwave. Such equipment and use shall be in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations. The Leased Premises shall not be used for lodging.

17.    If Tenant requires telegraphic, telephonic, burglar alarm or similar services, it shall first obtain and comply with Landlord’s reasonable instructions in their installation.

18.    Landlord will direct electricians as to where and how telephone, telegraph and electrical wires are to be introduced or installed. No boring or cutting for wires or penetration of any kind will be allowed without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. The location of burglar alarms, telephones, call boxes, TV antennae and other office equipment affixed to the Premises shall be subject to the written approval of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed.

19.    Except with the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed, Tenant shall not sell or permit the sale, at retail, of newspapers, magazines, periodicals, theater tickets or any other goods or merchandise in or on the Premises, nor shall Tenant carry on, or permit or allow any employee or other person to carry on, the business of stenography, typewriting or any similar business in or from the Premises, nor shall the Premises be used for the storage of merchandise or for manufacturing of any kind, nor shall the Premises be used for any unlawful purpose, or any business or activity other than that specifically provided for in Tenant’s Lease.

20.    Tenant shall not lay linoleum, tile, carpet, or any other floor covering so that the same shall be affixed to the floor of the Premises in any manner except as approved in writing by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. The expense of repairing any damage resulting from a violation of this rule by Tenant or Tenant’s contractors, employees or invitees or the removal of any floor covering shall be borne by Tenant.

21.    Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by law. Tenant shall not mark or drive nails, screw or drill into the partitions, woodwork or plaster or in any way deface the Premises or any part thereof

22.    Tenant shall not install, maintain or operate upon the Premises any vending machine without the written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed.

EXHIBIT D

COMMENCEMENT DATE / ACCEPTANCE AGREEMENT

THIS COMMENCEMENT DATE/ACCEPTANCE AGREEMENT is made as of             , 2021, with regard to that Lease dated as of February 5, 2021, by and between DEERFIELD CAMPBELL LLC, California limited liability company (“Landlord”), and SIGHT SCIENCES, INC., a Delaware corporation (“Tenant”), affecting those Premises commonly known as 4040 Campbell Avenue, 1st Floor, Suites 100 and 120, Menlo Park, California. The parties agree as follows:

1.	All work required under the Lease to be performed by Landlord, has been completed in accordance with the terms of the Lease, and is hereby accepted by Tenant.

2.	Possession of the Premises has been delivered to Tenant, and Tenant has accepted and taken possession of the Premises.

3.

The Commencement Date of the Lease Term is August 1, 2021, and the Lease Term for the Premises shall expire thirty-seven (37) full calendar months later, unless sooner terminated or extended, according to the terms of the Lease or by mutual agreement.

4.

The Base Monthly Rent initially due on the first day of September after the Commencement Date, pursuant to the terms of the Lease, is in the amount of Forty-Three Thousand Two Hundred Ninety-Two Dollars ($43,292.00) per month, subject to any subsequent adjustments required by the terms of the Lease.

5.

Landlord has received from Tenant a Security Deposit in the amount of One Hundred Eight Thousand Three Hundred Fifty-Eight Dollars and 44/100 ($108,358.44). In addition, Tenant has provided to Landlord prepaid rent in the amount of Forty-Nine Thousand Eight Hundred Fifty Dollars and 02/100 ($49,850.02).

6.

To the best of Landlord’s knowledge, and to the best of Tenant’s knowledge, the Lease is in full force and effect, neither party is in default of its obligations under the Lease, and Tenant has no set-offs, claims nor defenses to the enforcement of the Lease. Landlord acknowledges that the Base Monthly Rent for the Premises has been paid current by Tenant through             , 2021.

Signatures on next page

IN WITNESS WHEREOF, Landlord and Tenant have executed this Commencement Date/ Acceptance Agreement with the intent to be legally bound thereby, effective as of             , 2021.

LANDLORD			TENANT

DEERFIELD CAMPBELL LLC, a California limited liability company			SIGHT SCIENCES, INC., a Delaware corporation

By:		By:
	Tito J. Bianchi, President of DEERFIELD REALTY CORPORATION, a California corporation	Name:

Its:	Manager	Its:

Dated:	, 2021	Dated:	, 2021

EXHIBIT E

(SEE ATTACHED APPROVAL FORM OF

WELLS FARGO BANK SNDA)

[Intentionally Omitted]

EXHIBIT F

SEE ATTACHED

(Furniture Inventory)

[Intentionally Omitted]